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COMPENSATION DISCUSSION AND ANALYSIS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

AVNET, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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AVNET®

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Notice of 2019 Annual Meeting of Shareholders and Proxy Statement

NOTICE OF 2019 ANNUAL MEETING OF SHAREHOLDERS

DATE
Tuesday, November 19, 2019

TIME
7:30 am local time

PLACE
Avnet's Corporate Headquarters,
2211 South 47th Street
Phoenix, Arizona 85034

RECORD DATE
September 20, 2019

YOUR VOTE IS IMPORTANT

YOU CAN VOTE IN ONE OF FOUR WAYS

INTERNET Visit the website noted on your proxycard to vote online.

TELEPHONE Use the toll-free telephone number on your proxy card to vote by telephone.

MAIL Sign, date, and return your proxy card in the enclosed envelope to vote by mail.

IN PERSON Cast your vote in person at the annual meeting.

ITEMS OF BUSINESS

1.
To elect the eleven Director nominees named in the attached proxy statement to serve until the next annual meeting and until their successors have been elected and qualified.
2.
To conduct an advisory vote on executive compensation.
3.
To ratify the appointment of KPMG LLP as the independent registered public accounting firm to audit the consolidated financial statements of Avnet for the fiscal year ending June 27, 2020.
4.
To take action with respect to such other matters as may properly come before the Annual Meeting (including postponements and adjournments).

The Board of Directors has fixed the close of business on September 20, 2019 as the record date for the Annual Meeting. Only holders of record of shares of Avnet's common stock at the close of business on such date shall be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof

By Order of the Board of Directors

Darrel S. Jackson
Corporate Secretary

September 30, 2019

2019 ANNUAL PROXY STATEMENT

PROXY STATEMENT SUMMARY

This summary highlights selected information in this Proxy Statement. Please review the entire document before voting.

ANNUAL MEETING OF SHAREHOLDERS

DATE	TIME	PLACE	RECORD DATE
November 19, 2019	7:30 am local time	Avnet's Headquarters, 2211 South 47th Street Phoenix, Arizona 85034	September 20, 2019

PROPOSALS AND BOARD RECOMMENDATIONS

Proposals		Board Recommendation	Page Reference
1	Election of Directors	FOR	7

2	Advisory vote on executive compensation	FOR	34

3	Ratification of independent registered public accounting firm	FOR	66

HOW TO VOTE

INTERNET Visit the website noted on your proxycard to vote online.	MAIL Sign, date, and return your proxy card in the enclosed envelope to vote by mail.

TELEPHONE Use the toll-free telephone number on your proxy card to vote by telephone.	IN PERSON Cast your vote in person at the annual meeting.

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2019 ANNUAL PROXY STATEMENT	Proxy Summary

SNAPSHOT OF 2019 DIRECTOR NOMINEES

				Avnet Committees

	Age	Director Since	Independent	A	C	CG

Rodney C. Adkins Chairman of the Board of Avnet, Inc, President, 3RAM Group LLC	61	2015	YES		•	•

William J. Amelio Chief Executive Officer, Avnet, Inc.	61	2014	—

Carlo Bozotti Industrial Partner of FSI	66	New Nominee	YES

Michael A. Bradley Former Chief Executive Officer of Teradyne, Inc.	70	2012	YES	o		•

Brenda L. Freeman Founder of Joyeux Marketing Group	55	2018	YES	•		•

Jo Ann Jenkins Chief Executive Officer of AARP	61	2018	YES	•		•

Oleg Khaykin President and Chief Executive Officer of Viavi Solutions, Inc.	54	2018	YES	•		•

James A. Lawrence Chairman of Lake Harriet Capital, LLC	66	2011	YES		o	•

Avid Modjtabai Senior Executive Vice President, Payments, Virtual Solutions and Innovation Group, Wells Fargo	57	2014	YES		•	o

Adalio T. Sanchez President of S Group Advisory LLC	60	New Nominee	YES

William H. Schumann, III Former Executive Vice President and Chief Financial Officer, FMC Technologies, Inc.	69	2010	YES	•		•

o Chair	A: Audit	C: Compensation
• Member	CG: Corporate Governance

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2019 ANNUAL PROXY STATEMENT	Proxy Summary

FINANCIAL HIGHLIGHTS FOR FISCAL 2019

CORPORATE GOVERNANCE HIGHLIGHTS

Our governance highlights include:

Diverse Independent Board	Incentive Compensation Recoupment Policy
Annual Election of Directors	Risk Oversight by Board and Committees
Regular Executive Sessions of Independent Directors	Majority Voting for Directors
Prohibitions on Hedging and Pledging	No Supermajority Voting Provisions
Separate Chair and CEO roles	Stock Ownership Guidelines for Executives and Directors
Independent Chair	No Poison Pill
Regular Succession Planning for CEO and executive and Board levels

COMPENSATION PROGRAM FOR FISCAL 2019

Below are the primary components of the fiscal 2019 executive compensation program:

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2019 ANNUAL PROXY STATEMENT

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

DATE	TIME	PLACE	RECORD DATE
November 19, 2019	7:30 am local time	Avnet's Headquarters, 2211 South 47th Street Phoenix, Arizona 85034	September 20, 2019

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Avnet, Inc. ("Avnet" or the "Company") to be voted at the annual meeting of shareholders to be held at the Company's Corporate Headquarters, 2211 South 47th Street, Phoenix, Arizona 85034, on November 19, 2019, and at any and all postponements or adjournments thereof (the "Annual Meeting"), with respect to the matters referred to in the accompanying notice. The approximate date on which this Proxy Statement and the enclosed form of proxy are first being sent or given to shareholders is September 30, 2019. Only holders of record of outstanding shares of the Company's common stock, par value $1.00 per share (the "Common Stock"), at the close of business on September 20, 2019, the record date, are entitled to notice of and to vote at the Annual Meeting. Each shareholder is entitled to one vote per share held on the record date. The aggregate number of shares of Common Stock outstanding (net of treasury shares) at September 20, 2019, was 101,929,710, comprising all of the Company's capital stock outstanding as of that date.

At the Annual Meeting you will be asked to elect the eleven Director nominees named in the Proxy Statement, conduct an advisory vote on executive compensation, and ratify the appointment of KPMG LLP as the independent registered public accounting firm to audit the consolidated financial statements of the Company for the fiscal year ending June 27, 2020.

The cost of soliciting proxies relating to the Annual Meeting will be borne by the Company. Directors, officers and employees of the Company may, without additional compensation, solicit proxies by mail, telephone, email or personal interview. The Company has not engaged an independent proxy solicitor in regards to the Annual Meeting. An independent inspector of election will be engaged to tabulate shareholder votes.

The Company is furnishing proxy materials to its shareholders primarily via the Internet. On or about September 30, 2019, the Company mailed to its shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access the Company's proxy materials, including the 2019 Proxy Statement and the 2019 Annual Report, and how to vote through the Internet, by phone, by mail or in person. On or about September 30, 2019, certain shareholders, in accordance with their prior requests, were sent e-mail notifications of how to access the proxy materials and to vote or have been mailed paper copies of the Company's proxy materials and a proxy card or voting form.

Internet distribution of the Company's proxy materials is designed to expedite receipt by shareholders, lower the cost of the Annual Meeting and conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability. If you have previously elected to receive the Company's proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

The Company will request banks, brokerage houses and other institutions, nominees and fiduciaries to forward the proxy materials to the beneficial owners of Common Stock and to obtain authorization for the execution of

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2019 ANNUAL PROXY STATEMENT	Proxy Statement

proxies. The Company will, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their reasonable expenses in forwarding the proxy materials to the beneficial owners.

PROXY AND REVOCATION OF PROXY

Proxies may be submitted by completing and mailing the proxy card or by submitting your proxy voting instructions by telephone or through the Internet. Shareholders who hold their shares through a broker, bank or other nominee should contact their nominee to determine whether they may submit their proxy by telephone or Internet. Common Stock represented by a proxy properly signed or submitted and received at or prior to the Annual Meeting will be voted in accordance with the shareholder's instructions. If a proxy card is signed, dated and returned without indicating any voting instructions, the Common Stock represented by the proxy will be voted as the Board recommends. The Board of Directors is not currently aware of any business to be acted upon at the Annual Meeting other than as described in this Proxy Statement. If, however, other matters are properly brought before the Annual Meeting, the persons appointed as proxies will have discretion to vote according to their best judgment, unless otherwise indicated on any particular proxy. The persons appointed as proxies will have discretion to vote on adjournment of the Annual Meeting. Proxies will extend to, and be voted at, any adjournment or postponement of the Annual Meeting to the extent permitted under the Business Corporation Law of the State of New York and the Company's By-laws.

Any shareholder who signs and returns the enclosed proxy, or properly votes by telephone or Internet, may revoke it by submitting a written notice of revocation or a later dated proxy that is received by the Company prior to the Annual Meeting or by voting in person at the Annual Meeting. However, a proxy will not be revoked by simply attending the Annual Meeting and not voting. All written notices of revocation and other communications with respect to revocation by shareholders should be addressed as follows: Darrel Jackson, Corporate Secretary, Avnet, Inc., 2211 South 47th Street, Phoenix, Arizona 85034. To revoke a proxy previously submitted by telephone or Internet, a shareholder of record can simply vote again at a later date, using the same procedures, in which case the later submitted vote will be recorded and the earlier vote will thereby be revoked. Please note that any shareholder whose shares are held of record by a broker, bank or other nominee, and who provides voting instructions on a form received from the nominee, may revoke or change his or her voting instructions only by contacting the nominee who holds his or her shares. Such shareholders may not vote in person at the Annual Meeting unless the shareholder obtains a legal proxy from the broker, bank or other nominee.

BROKER VOTING

Brokers holding shares of record for a shareholder have the discretionary authority to vote on certain limited matters if they do not receive timely instructions from the shareholder regarding how the shareholder wants the shares voted. There are also some matters ("non-routine matters") with respect to which brokers do not have discretionary authority to vote if they do not receive timely instructions from the shareholder. When a broker does not have discretion to vote on a particular matter and the shareholder has not given timely instructions on how the broker should vote, then what is referred to as a "broker non-vote" results. Any broker non-vote would be counted as present at the meeting for purposes of determining a quorum, but would be treated as not entitled to vote with respect to non-routine matters. Therefore, a broker non-vote would not count as a vote in favor of or against such matters and, accordingly, would not affect the outcome of the vote.

The election of Directors (Proposal 1) and the advisory vote on executive compensation (Proposal 2) are classified as non-routine matters. Accordingly, brokers, banks and other nominees will not be permitted to vote on any proposal other than the ratification of the appointment of the independent registered public accounting firm (Proposal 3) without instructions from the beneficial owners. As a result, the Company encourages all beneficial owners to provide voting instructions to your nominees to ensure that your shares are voted at the Annual Meeting.

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2019 ANNUAL PROXY STATEMENT	Proxy Statement

MEETING ATTENDANCE

Admission to the Annual Meeting will be limited to shareholders. You are entitled to attend the Annual Meeting only if you are a shareholder of record as of the record date or hold a valid proxy for the meeting. In order to be admitted to the Annual Meeting, you must present proof of ownership of the Company's Common Stock on the record date. This can be a brokerage statement or letter from a bank or broker indicating ownership on the record date, the Notice of Internet Availability of Proxy Materials, a proxy card, or legal proxy or voting instruction card provided by your broker, bank or nominee. Any holder of a proxy from a shareholder must present the proxy card, properly executed, and a copy of the proof of ownership. Shareholders and proxyholders may also be asked to present a form of photo identification such as a driver's license or passport. Backpacks, cameras, cell phones with cameras, recording equipment and other electronic recording devices will not be permitted at the Annual Meeting. Failure to follow the meeting rules or permit inspection will be grounds for exclusion from the Annual Meeting.

QUORUM

The presence at the Annual Meeting, in person or by proxy, of the shareholders of record entitled to cast at least a majority of the votes that all shareholders are entitled to cast is necessary to constitute a quorum. Each vote represented at the Annual Meeting in person or by proxy will be counted toward a quorum. If a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

REQUIRED VOTE AND BOARD RECOMMENDATIONS

Proposals		Voting Standard	Board Recommendation	Page Reference
1	Election of Directors	Majority of votes cast	FOR	7

2	Advisory vote on executive compensation	Majority of votes cast	FOR	34

3	Ratification of independent registered public accounting firm	Majority of votes cast	FOR	66

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2019 ANNUAL PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

RECOMMENDATION OF THE BOARD

The Board recommends that shareholders vote FOR all eleven nominees listed below.

DESCRIPTION OF PROPOSAL

Rodney C. Adkins, William J. Amelio, Carlo Bozotti, Michael A. Bradley, Brenda L. Freeman, Jo Ann Jenkins, Oleg Khaykin, James A. Lawrence, Avid Modjtabai, Adalio T. Sanchez and William H. Schumann III have been nominated for election as Directors at the Annual Meeting, to serve until the next annual meeting of shareholders and until their successors have been elected and qualified. After serving on the Company's Board of Directors for 8 years, R. Kerry Clark notified the Board of his decision not to stand for re-election for personal reasons.

Except for Messrs. Bozotti and Sanchez, all the nominees are presently serving as Directors of the Board. The Corporate Governance Committee recommended all the nominees for election or re-election, as applicable. Each nominee has consented to being named herein and to serving if elected.

In the unanticipated event that any nominee should become unavailable for election, either: (1) the persons named as proxies in the enclosed proxy card will have discretionary authority to vote for a substitute nominee or vote for the remaining nominees and leave a vacancy on the Board of Directors, whereby such vacancy may be filled by a majority vote of the Directors then in office or by the shareholders at a meeting, or (2) the Board may reduce the size of the Board and the number of nominees to eliminate the vacancy.

REQUIRED VOTE

In order to be elected, provided a quorum is present, each nominee must receive the affirmative vote of a majority of the votes cast with respect to his or her election. A majority of the votes cast means that the number of shares voted "for" a Director nominee must exceed the number of shares voted "against" that Director nominee. Abstentions are not counted in determining the votes cast, and therefore will have no effect on the outcome.

Brokers who hold shares of Common Stock as nominees will not have discretionary authority to vote such shares for a Director nominee.

If an incumbent nominee is not elected by the requisite vote, he or she must tender his or her resignation, and the Board, excluding such individual, will, within 90 days of the election, decide whether to accept such resignation and will disclose and explain its decision.

PROXY

Unless otherwise directed by the shareholder, it is the intention of the persons named as proxies in the enclosed proxy card to vote each properly signed and returned proxy card FOR the election of all eleven nominees listed below.

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2019 ANNUAL PROXY STATEMENT	Proposal 1: Election of Directors

NOMINEES

The following table sets forth the names of and biographical information regarding each of the nominees, including their age as of September 1, 2019, principal occupation, the year they each first became a Director and the experience, qualifications, attributes and skills that have led the Board to conclude that these nominees should serve as Directors of the Company.

Director Since: 2015 Board Chair Since: 2018 Age: 61 Independent Current Committee Memberships: • Compensation Committee • Corporate Governance Committee

RODNEY C. ADKINS

Recent Business Experience:

Mr. Adkins has served as the Company's Chair of the Board since November 2018. He serves as the President of 3RAM Group LLC, a privately held company specializing in capital investments, business consulting services and property management. Mr. Adkins formerly served as Senior Vice President of IBM from 2007 until 2014. In his 33-year career with IBM, Mr. Adkins held a number of development and management roles, including Senior Vice President of Corporate Strategy from 2013 to 2014 and Senior Vice President of Systems and Technology Group from 2009 to 2013. Mr. Adkins currently serves on the board of directors of United Parcel Service, Inc. (NYSE: UPS); W.W. Grainger, Inc. (NYSE: GWW) and PayPal Holdings, Inc. (Nasdaq: PYPL). From 2007 to 2013, he served on the board of directors of Pitney Bowes Inc. (NYSE: PBI) and from 2014 to 2019, he served on board of directors of PPL Corporation (NYSE: PPL).

Reasons for Nomination:

The Board benefits from Mr. Adkins' global business experience in the technology industry, including emerging technologies and services, international and emerging markets, and supply chain management. In addition, the Board believes he provides additional experience in the areas of corporate governance and strategy development.

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2019 ANNUAL PROXY STATEMENT	Proposal 1: Election of Directors

Director Since: 2014 Age: 61

WILLIAM J. AMELIO

Recent Business Experience:

Mr. Amelio has served as the Chief Executive Officer of the Company since July 2016 and as a director since 2014. From 2010 to 2015, he had served as the President, Chief Executive Officer and as a director of CHC Group Ltd., a global helicopter services provider. In May 2016, CHC Group filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code. From 2005 to 2009, Mr. Amelio served as the President and Chief Executive Officer of Lenovo Group Limited (HKSE: 992) (ADR: LNVGY). From 2001 to 2005, he was regional Senior Vice President and President, Asia-Pacific and Japan for Dell, Inc. Mr. Amelio currently serves on the board of directors of S&P Global (NYSE: SPGI), and had previously served on the board of directors of National Semiconductor from 2010 to 2011, prior to its acquisition by Texas Instruments. Through the Amelio Foundation, Mr. Amelio and his wife founded Caring for Cambodia, a non-profit organization that aims to educate the children of Cambodia through building schools, training teachers and providing for basic human needs.

Reasons for Nomination:

The Board benefits from Mr. Amelio's extensive experience in international business operations, corporate leadership and management. The Board also benefits from his broad knowledge of the technology industry globally.

New Candidate Age: 66 Independent

CARLO BOZOTTI

Recent Business Experience:

Mr. Bozotti has been an Industrial Partner of FSI since June 2018. FSI is an independent private equity firm based in Milan, Italy that is currently managing the fund FSI I, one of the largest European country-focused private equity funds. He served as the President and Chief Executive Officer and Sole Member of the Management Board of STMicroelectronics NV (ENXTPA: STM), a global semiconductor company, from 2005 until his retirement in May 2018. Prior to that, he had served in various roles with STMicroelectronics since 1977, including senior executive officer and global general management roles. From 2008 to 2010, Mr. Bozotti also served as Chairman of Numonyx, a memory products joint venture between Intel and STMicroelectronics. He had been a member of the European Round Table of Industrialists, an advocacy group in the European Union consisting of approximately 50 European industrial leaders, from 2005 to 2018. Currently, he serves as a member of the Supervisory Board of BE Semiconductor Industries NV, known as Besi (AMS: BESI), a leading supplier of assembly equipment for global semiconductor and electronics industries.

Reasons for Nomination:

The Board benefits from Mr. Bozotti's extensive experience in the semiconductor industry as well as his strong experience in technology and innovation, global business, corporate leadership and management, sales and marketing, and risk oversight.

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2019 ANNUAL PROXY STATEMENT	Proposal 1: Election of Directors

Director Since: 2012 Age: 70 Independent Current Committee Memberships: • Audit Committee (Chair) • Corporate Governance Committee

MICHAEL A. BRADLEY

Recent Business Experience:

Mr. Bradley served as Chief Executive Officer of Teradyne, Inc. (NYSE: TER) from 2004 until 2014 and has served as a director since 2004. Previously, he served in various positions at Teradyne: President from 2003 to 2013, President of the Semiconductor Test Division from 2001 to 2003 and Chief Financial Officer from 1999 to 2001. Mr. Bradley has served as a director of Entegris, Inc. (Nasdaq: ENTG) and its predecessor company, Mykrolis Corporation, since 2001.

Reasons for Nomination:

The Board benefits from Mr. Bradley's extensive experience in the semiconductor industry and from his experience in running a global technology operation. The Board believes he provides additional perspective in the areas of corporate governance and financial reporting.

Director Since: 2018 Age: 55 Independent Current Committee Memberships: • Audit Committee • Corporate Governance Committee

BRENDA L. FREEMAN

Recent Business Experience:

Ms. Freeman is the founder of the Joyeux Marketing Group consulting practice. She is a veteran marketing executive and digital disruptor advising early-stage start-ups and Fortune 500 companies. She served as Chief Marketing Officer of Magic Leap, Inc., a private company focused on virtual retinal displays, from 2016 to 2018. Prior to that, she served as Chief Marketing Officer at the National Geographic Channel from 2015 to 2016; Vice President, Television Marketing at DreamWorks Animation SKG Inc. from 2014 to 2015; Chief Marketing Officer, Turner Animation, Young Adults and Kids Media at Turner Broadcasting Systems, Inc. from 2008 to 2014; and Senior Vice President, Integrated Marketing and Partnerships, Nickelodeon at MTV Networks Company from 2005 to 2008. She has also served in other leadership roles for MTV Networks Company, VH1, ABC Radio Networks, and PepsiCo, Inc. (Nasdaq: PEP). Ms. Freeman has served on the board of directors at Caleres, Inc. (NYSE: CAL) since April 2017 and Herman Miller, Inc. (Nasdaq: MLHR) since 2016. From 2012 to 2013, she had served on the board of directors of Under Armour, Inc. (NYSE: UA).

Reasons for Nomination:

The Board benefits from Ms. Freeman's experience in corporate leadership, serving on other boards and her strong background in marketing, technology, digital commerce and digital transformation.

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2019 ANNUAL PROXY STATEMENT	Proposal 1: Election of Directors

Director Since: 2018 Age: 61 Independent Current Committee Memberships: • Audit Committee • Corporate Governance Committee

JO ANN JENKINS

Recent Business Experience:

Ms. Jenkins has served as the Chief Executive Officer of AARP, the nation's largest nonprofit, nonpartisan organization dedicated to empowering people 50 and older to choose how they live and age, since 2014. Previously, she served as the Executive Vice President and Chief Operating Officer of AARP from 2013 to 2014 and President of the AARP Foundation from 2010 to 2013. Prior to that, Ms. Jenkins held various positions at the Library of Congress from 1994 to 2010, including Chief Operating Officer from 2007 to 2010.

Reasons for Nomination:

The Board benefits from Ms. Jenkins's experience in corporate leadership and management, government affairs and community relations, and innovation and strategic transformation, including development and implementation of diversity strategies.

Director Since: 2018 Age: 54 Independent Current Committee Memberships: • Audit Committee • Corporate Governance Committee

OLEG KHAYKIN

Recent Business Experience:

Mr. Khaykin has served as the President and Chief Executive Officer and member of the board of directors of Viavi Solutions Inc. (Nasdaq: VIAV), a provider of network and service enablement solutions, since February 2016. From 2015 to 2016, he served as a Senior Advisor at Silver Lake Partners. Prior to that, Mr. Khaykin served as President and Chief Executive Officer and a member of the board of directors of International Rectifier, a maker of power semiconductors, from 2008 until its acquisition by Infineon AG in 2015. From 2003 to 2008, he served as Chief Operating Officer of Amkor Technology,  Inc. (Nasdaq: AMKR), and from 1999 to 2003 as Vice President of Strategy & Business Development at Conexant Systems, Inc. (Nasdaq: CNXT) and Mindspeed Technologies, Inc. (Nasdaq: MSPD). Since 2016, Mr. Khaykin has served on the board of directors of Marvell Technology Group (Nasdaq: MRVL), and previously served on the board of directors of Newport Corporation from 2010 until its acquisition by MKS Instruments in 2016.

Reasons for Nomination:

The Board benefits from Mr. Khaykin's significant corporate leadership and management experience and extensive experience in the semiconductor industry. His experience with technology companies, and as both a prior customer and supplier to the Company, brings valuable insights to the Board, including in regards to the Company's transformation.

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2019 ANNUAL PROXY STATEMENT	Proposal 1: Election of Directors

Director Since: 2011 Age: 66 Independent Current Committee Memberships: • Compensation Committee (Chair) • Corporate Governance Committee

JAMES A. LAWRENCE

Recent Business Experience:

Mr. Lawrence serves as the Chairman of Lake Harriet Capital, LLC. He previously served as Chairman of Great North Star LLC from 2015 to 2017, Chairman of Rothschild North America from 2012 to 2015, and Chief Executive Officer of Rothschild North America and as co-head of global investment banking from 2010 to 2012. Prior to that, he served as Chief Financial Officer of Unilever PLC (LON: ULVR) from 2007 to 2009, Vice Chairman and Chief Financial Officer of General Mills, Inc. (NYSE: GIS) from 1998 to 2007, Executive Vice President and Chief Financial Officer of Northwest Airlines (Nasdaq: NWAC) from 1996 to 1998, and Chief Executive Officer of Pepsi-Cola Asia Middle East Africa Group from 1992 to 1996. Mr. Lawrence has served on the board of directors of International Airlines Group since 2010, Smurfit Kappa, Dublin (LON: SKG) since 2015 and AerCap Holdings, N.V. (NYSE: AER) since 2017.

Reasons for Nomination:

The Board benefits from Mr. Lawrence's breadth of global business experience, including strategy development and compliance. Additionally, as a former Chief Financial Officer for multiple public companies, Mr. Lawrence has extensive experience in finance and accounting, particularly as it applies to public companies such as the Company.

Director Since: 2014 Age: 57 Independent Current Committee Memberships: • Compensation Committee • Corporate Governance Committee (Chair)

AVID MODJTABAI

Recent Business Experience:

Ms. Modjtabai serves as the Senior Executive Vice President and head of the Payments, Virtual Solutions and Innovation Group at Wells Fargo (NYSE: WFC). Prior to that, she served in various leadership roles at Wells Fargo, including Group head for Wells Fargo Consumer Lending from 2011 to 2016, Chief Information Officer and head of Technology and Operations Group from 2008 to 2011, Chief Information Officer and head of technology from 2007 to 2008, and Director of Human Resources from 2005 to 2007.

Reasons for Nomination:

The Board benefits from Ms. Modjtabai's extensive experience in operations and strategy development. The Board also benefits from her experience in the areas of financial services and change management.

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2019 ANNUAL PROXY STATEMENT	Proposal 1: Election of Directors

New Candidate Age: 60 Independent

ADALIO T. SANCHEZ

Recent Business Experience:

Mr. Sanchez is President of S Group Advisory LLC, a management consulting firm providing advisory services on business strategy, technology, and operational excellence. Since 2015, he also serves on the board of directors of ACI Worldwide Inc. (NASDAQ: ACIW), a software company serving the electronics payments market; and since 2018, serves on the board of the MITRE Corporation, a firm that manages federally funded research and development centers supporting several U.S. government agencies. Mr. Sanchez previously served on the board of Quantum Corporation (NYSE: QTM), a computer storage solutions company, from May 2017 to April 2019, and served as interim CEO from November 2017 to January 2018. From 2014 to 2015, Mr. Sanchez served as Senior Vice President of the Lenovo Group Limited (HK: 0992), an international technology company. Prior to that, he spent 32 years at IBM Corporation (NYSE: IBM), a global technology and innovation company, from 1982 to 2014, where he served in various capacities including sixteen years in senior executive and global general management roles.

Reasons for Nomination:

The Board benefits from Mr. Sanchez's significant experience in corporate leadership and management, global business, technology and innovation and his extensive semiconductor expertise.

Director Since: 2010 Age: 69 Independent Current Committee Memberships: • Audit Committee • Corporate Governance Committee

WILLIAM H. SCHUMANN, III

Recent Business Experience:

Mr. Schumann has served on the Company's Board since February 2010 and served as Chair of the Board from November 2012 to November 2018. He served as Executive Vice President of FMC Technologies from 2007 until he retired in 2012, and as Chief Financial Officer from 2001 to 2011. Mr. Schumann also serves on the board of directors of McDermott International Inc. (NYSE: MDR) since 2012. He previously served on the boards of Great Lakes Advisors, Inc. from 1993 to 2011, AMCOL International from 2012 to 2014, URS Corporation from 2014 through its acquisition by AECOM in 2014 and Andeavor Corporation (previously Tesoro) from 2016 through its acquisition by Marathon in 2018. Mr. Schumann also serves on the board of the History Center of Lake Forest Lake Bluff.

Reasons for Nomination:

The Board benefits from Mr. Schumann's experience on other boards and his financial and management expertise, including his extensive expertise in financial and strategic planning, financial reporting, compliance and risk management.

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2019 ANNUAL PROXY STATEMENT	Proposal 1: Election of Directors

As described above, each Director nominee brings a diversity of skills and experiences to the Board. A summary of each nominee's qualifications and experiences is set forth in the matrix below. As the matrix is a summary, it does not include all the skills, experiences, qualifications and diversity that each nominee offers, and the fact that a particular experience, skill or qualification is not listed does not mean that a nominee does not possess it.

Qualifications/Skills:	Adkins	Amelio	Bozotti	Bradley	Freeman	Jenkins	Khaykin	Lawrence	Modjtabai	Sanchez	Schumann

CEO Experience		•	•	•		•	•	•		•	•

Senior Leadership Experience	•	•	•	•	•	•	•	•	•	•	•

Global Business Experience	•	•	•	•	•	•	•	•	•	•	•

Distribution Experience	•	•	•	•	•	•	•	•	•	•	•

Semiconductor Experience	•	•	•	•			•	•		•

Innovation/Digital/ Technology Experience	•	•	•	•	•	•	•	•	•	•	•

Sales/Marketing Experience	•	•	•	•	•	•	•	•	•	•	•

Legal and Regulatory Oversight Experience	•	•	•	•		•	•	•			•

Risk Oversight/ Compliance Experience	•	•	•	•		•	•	•	•	•	•

Strategy and M&A Experience	•	•	•	•	•	•	•	•	•	•	•

Environmental, Social & Governance Experience	•	•	•	•	•	•	•	•	•	•	•

As of September 1, 2019, the average tenure of the Company's current Directors was approximately 4.8 years, with three having a tenure of less than two years, one having a tenure of four years and six having a tenure of between five and ten years. In addition, 30% of the Company's current Directors are women and 40% are ethnically diverse.

14	|

2019 ANNUAL PROXY STATEMENT

CORPORATE GOVERNANCE

The Board of Directors believes that good corporate governance practices provide an important framework that promotes long-term value, strength and stability for shareholders. The Company's governance highlights include:

Our governance highlights include:

Diverse Independent Board	Incentive Compensation Recoupment Policy
Annual Election of Directors	Risk Oversight by Board and Committees
Regular Executive Sessions of Independent Directors	Majority Voting for Directors
Prohibitions on Hedging and Pledging	No Supermajority Voting Provisions
Separate Chair and CEO roles	Stock Ownership Guidelines for Executives and Directors
Independent Chair	No Poison Pill
Regular Succession Planning for CEO and executive and Board levels

CORPORATE GOVERNANCE GUIDELINES

The Corporate Governance Guidelines (the "Guidelines") collect in one document many of the corporate governance practices and procedures that have evolved at the Company over the years. Among other things, the Guidelines address the duties of the Board of Directors, director qualifications and selection process, director compensation, Board operations, management succession, Board committee matters, and director orientation and continuing education. The Guidelines also provide for annual self-evaluations by the Board and its committees. The Board reviews the Guidelines on an annual basis. The Guidelines are available on the Company's website at www.ir.avnet.com/documents-charters.

As a general policy, as set forth in the Guidelines, the Board recommends certain limits as to the service of Directors on other boards of public companies. These limits are as follows: (1) Directors who are actively employed on a full-time basis may serve on up to two additional public boards; (2) an independent Chair of the Board, if not actively employed on a full-time basis, may serve on up to three additional public boards; and (3) Directors who are retired from active full-time employment may serve on up to four additional public boards.

DIRECTOR INDEPENDENCE

The Board of Directors believes that a substantial majority of its members should be independent directors. The Board has determined that the following Directors are independent under the independence standards adopted by the Board (provided in Appendix A to the Guidelines), and under the independence requirements of the Nasdaq listing standards: Rodney C. Adkins, Michael A. Bradley, R. Kerry Clark, Brenda L. Freeman, Jo Ann Jenkins, Oleg Khaykin, James A. Lawrence, Avid Modjtabai and William H. Schumann, III (collectively, the "Independent Directors").

BOARD LEADERSHIP STRUCTURE

Pursuant to the Guidelines, the Board of Directors has the flexibility to decide whether it is best for the Company at a given point in time for the roles of the Chief Executive Officer ("CEO") and Chair of the Board (the "Chair") to

|	15

2019 ANNUAL PROXY STATEMENT	Corporate Governance

be separate or combined and, if separate, whether the Chair should be selected from the Independent Directors or be an employee of the Company. The Board believes that the Company and its shareholders are best served by maintaining this flexibility rather than mandating a particular leadership structure. The Board also believes its programs for overseeing risk would be effective under a variety of leadership frameworks and therefore do not materially affect how it structures its leadership. In the event that the Chair is an employee of the Company, the Guidelines provide for an active lead independent director.

Mr. Adkins, an Independent Director of the Company, currently serves as the Chair and William J. Amelio is the CEO. The Board of Directors has concluded that the current leadership structure provides an appropriate framework for the Directors to provide independent, objective and effective oversight of management at this point in time.

EXECUTIVE SESSIONS

To promote free and open discussion and communication, Independent Directors meet in executive session at regularly scheduled Board meetings with neither non-Independent Directors nor management present.

DIRECTOR NOMINATIONS

The Corporate Governance Committee is responsible for identifying, screening and recommending candidates for election to the Company's Board of Directors. Pursuant to the Guidelines, the Committee reviews the business experience, education and skills of candidates; their character and judgment; and diversity in factors such as age, gender, race, nationality and culture. In addition, the charter of the Corporate Governance Committee provides that the committee will consider criteria including the possession of such knowledge, experience, skills, expertise and diversity so as to enhance the Board's ability to manage and direct the affairs and business of the Company. Although the Corporate Governance Committee does not have a formal policy concerning diversity, the Company believes that valuing diversity makes good business sense. The Corporate Governance Committee includes women and minority candidates in the pool from which it seeks future Directors.

These above factors, and others considered useful by the Board, are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time. Directors must also possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of all shareholders. Board members are expected to diligently prepare for, attend and participate in all Board and applicable Committee meetings. Each Board member is expected to ensure that other existing and future commitments do not materially interfere with the member's attendance at meetings and service as a Director.

The Corporate Governance Committee also reviews whether a potential candidate will meet the Board's independence standards and any other Director or committee membership requirements imposed by law, regulation or stock exchange rules.

Director candidates recommended by the Corporate Governance Committee are subject to full Board approval and subsequent annual election by the shareholders. The Board of Directors is also responsible for electing Directors to fill vacancies on the Board that occur due to retirement, resignation, expansion of the Board or other events occurring between the shareholders' annual meetings. The Corporate Governance Committee may retain a search firm, from time to time, to assist in identifying and evaluating Director candidates. When a search firm is used, the Committee provides specified criteria for Director candidates, tailored to the needs of the Board at that time, and pays the firm a fee for these services. Recommendations for Director candidates are also received from Board members and management and may be solicited from professional associations as well.

In connection with the new Director nominees, Messrs. Bozotti and Sanchez, the Corporate Governance Committee did not utilize a third-party search firm but rather both nominees were recommended by Independent Directors.

The Corporate Governance Committee will consider recommendations of Director candidates received from shareholders on the same basis as recommendations of Director candidates received from other sources. The

16	|

2019 ANNUAL PROXY STATEMENT	Corporate Governance

director selection criteria discussed above will be used to evaluate all recommended Director candidates. Shareholders who wish to suggest an individual for consideration for election to the Company's Board of Directors may submit a written recommendation to the Corporate Governance Committee by sending it to: Darrel Jackson, Corporate Secretary, Avnet, Inc., 2211 South 47th Street, Phoenix, Arizona 85034. Shareholder recommendations must contain the following information:

  •
  The shareholder's name, address, number of shares of the Company's Common Stock beneficially owned and, if the shareholder is not a record shareholder, evidence of beneficial ownership;

  •
  A statement in support of the candidate's recommendation;

  •
  The candidate's detailed biographical information describing experience and qualifications, including current employment and a list of any other boards of directors on which the candidate serves;

  •
  A description of all agreements, arrangements or understandings between the shareholder and the Director candidate;

  •
  The candidate's consent to be contacted by a representative of the Corporate Governance Committee for interviews and his or her agreement to provide further information, if needed;

  •
  The candidate's consent for a background check; and

  •
  The candidate's consent to serve as a Director, if nominated and elected.

Under the Company's By-laws, shareholders may also nominate a candidate for election at an annual meeting of shareholders. Details regarding this nomination procedure and the required notice and information are set forth elsewhere in this Proxy Statement under the heading "Shareholder Proposals and Nominations."

MANAGEMENT SUCCESSION

The Board of Directors is actively engaged and involved in talent management. The Board regularly reviews and discusses a management succession plan designed to provide for continuity in and development of senior management. This plan, on which the Company's CEO and chief human resources officer report at least semi-annually, addresses emergency CEO succession and CEO succession in the ordinary course of business. In addition, the Board receives updates on succession planning for other members of senior management.

THE BOARD'S ROLE IN RISK OVERSIGHT

The Board is responsible for the oversight of the Company's risk management, while the Company's management is responsible for the day-to-day risk management process. With the oversight of the Board, the management of the Company has developed an enterprise risk management program, whereby management identifies the top individual risks they believe the Company faces with respect to its business, operations, strategy and other factors based on input from key business and functional leaders in the Company. Management evaluates those key risks and identifies ways to mitigate and manage such risks. At least annually, management reports on and discusses the identified risks and risk mitigation efforts with the Board. The Board allocates responsibility to a specific committee to examine a particular risk in detail if the committee is in the best position to review and assess the risk. For example, the Audit Committee reviews programs and practices related to accounting and financial reporting matters and the Compensation Committee provides oversight of risks related to compensation programs.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is a present or former officer or employee of the Company. In addition, during fiscal year 2019, no executive officer of the Company had served on the compensation committee or any similar committee of any other entity or served as a director for any other entity whose executive officers served on the Company's Compensation Committee.

|	17

2019 ANNUAL PROXY STATEMENT	Corporate Governance

CODE OF CONDUCT

The Company has a Code of Conduct that applies to Directors, officers and employees, including the CEO and all financial and accounting personnel. A copy of the Code of Conduct can be reviewed at www.ir.avnet.com/documents-charters. Any future amendments to, or waivers for executive officers and Directors from certain provisions of, the Code of Conduct will be posted on the Company's website.

POLICY AGAINST PLEDGING AND HEDGING ECONOMIC RISK OF OWNING THE COMPANY'S SECURITIES

The Trading Procedures for Insiders, which is part of the Company's Insider Trading Policy, expressly prohibits Directors, executive officers and other employees determined by the Company as "Insiders," including their spouses, other persons living in their household and minor children and entities over which they exercise control, from entering into hedging or monetization transactions to hedge the economic risk of owning the Company's securities (or any other financial transactions that are designed to hedge or offset any decrease in market value of the Company's equity securities) without advance approval from the Compliance Officer. The policy similarly prohibits such individuals from holding the Company's securities in a margin account and pledging the Company's securities as collateral for loans without advance approval from the Compliance Officer. The policy applies to all of the Company's securities held, including options and any other derivative securities, regardless if granted by the Company as compensation. There were no exceptions approved by the Compliance Officer during the last fiscal year.

For other employees, the Company does not maintain a practice or policy which expressly prohibits such employees from entering into hedging or monetization transactions to hedge the economic risk of owning the Company's securities (or any other financial transactions that are designed to hedge or offset any decrease in market value of the Company's equity securities).

The Company has focused its anti-hedging and anti-pledging policy primarily on Directors and executive officers because, as stewards and leaders of the Company, their interests should remain aligned with shareholder interests. The Company believes that Directors and executive officers should bear the same economic risks associated with holding the Company's securities as do its shareholders and believes its anti-hedging policy will ensure this alignment.

REPORTING OF ETHICAL CONCERNS

The Audit Committee of the Board of Directors has established procedures for employees, shareholders, vendors and others to communicate concerns about the Company's ethical conduct or business practices including accounting, internal controls or financial reporting issues. Matters may be reported in the following ways:

  Employees of the Company are encouraged to contact their manager, a Human Resources representative or a Code of Conduct Advisor to discuss matters of concern.

  All persons, including employees, may contact:

    •
    The Legal Department, by telephone at (480) 643-7267, or by mail at 2211 South 47th Street, Phoenix, Arizona 85034; or

    •
    The Ethics Alertline at 1-800-861-2899 (within the United States and Canada) or via the Internet at www.avnet.alertline.com. Reports via the Ethics Alertline will be treated with appropriate confidentially and may be made on an anonymous basis where permitted by law.

STOCK OWNERSHIP GUIDELINES

The Board has adopted stock ownership guidelines for both the Directors and executive officers.

Under the guidelines for Directors, Directors should own, within five years of joining the Board, shares of the Company's Common Stock worth at least five times the Director's annual cash retainer. Shares that are

18	|

2019 ANNUAL PROXY STATEMENT	Corporate Governance

awarded to Directors as part of director compensation, as well as phantom stock units acquired by Directors under a deferred compensation plan, count towards the guideline. The Board will evaluate whether exceptions should be made in the case of any Director who, due to his or her unique financial circumstances, would incur a hardship by complying with this requirement. As of July 1, 2019, each Director was in compliance with these guidelines.

Under the guidelines for executive officers, officers should own shares of the Company's Common Stock with a market value equal to a multiple of their base salary:

  •
  5x for the Chief Executive Officer;

  •
  3x for the Chief Financial Officer, Chief Operating Officer, General Counsel & Group Presidents; and

  •
  1x for other Executive Officers.

Shares underlying restricted stock units, vested performance share units and shares acquired from the exercise of stock options count towards the guideline. Until the ownership level is met, executive officers must hold at least 50% of any net shares he or she receives upon the exercise of options or upon the delivery of any restricted stock units or performance share unit awards. As of July 1, 2019, executive officers subject to these guidelines satisfy these requirements.

THE COMPANY'S WEBSITE

In addition to the information about the Company and its subsidiaries contained in this Proxy Statement, extensive information about the Company can be found on its website located at www.avnet.com, including information about the Company's management team, products and services, and its corporate governance practices. The corporate governance information on the Company's website, located at www.ir.avnet.com/corporate-governance, includes the Guidelines, the Code of Conduct, the charters for each of the standing committees of the Board of Directors, and how a shareholder and other interested parties can communicate with the Board of Directors. In addition, amendments to the Code of Conduct and waivers granted to the Company's Directors and executive officers under the Code of Conduct, if any, will be posted in this area of the website. Printed versions of the Guidelines, the Code of Conduct and the charters for the Board committees can be obtained, free of charge, by writing to the Company, Attention: Darrel Jackson, Corporate Secretary, Avnet, Inc., 2211 South 47th Street, Phoenix, AZ 85034.

In addition, the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those Reports, if any, filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as well as Section 16 filings made by any of the Company's executive officers and Directors with respect to the Company's securities, are available on the Company's website located at www.ir.avnet.com/financial-information/sec-filings as soon as reasonably practicable after the report or form is electronically filed with, or furnished to, the U.S. Securities and Exchange Commission (the "SEC").

This information about the Company's website and its content, together with other references to the website made in this Proxy Statement, is for information only. The content of the Company's website is not and should not be deemed to be incorporated by reference in this Proxy Statement or otherwise filed with the SEC.

DIRECTOR COMMUNICATIONS

Shareholders and other interested parties may contact the Company's Board of Directors by writing to the Board of Directors, Attention: Corporate Secretary, Avnet, Inc., 2211 South 47th Street, Phoenix, AZ 85034. They may also submit an email to the Board by filling out the email form on the Company's website at www.ir.avnet.com/corporate-governance/contact-the-board.

Communications received are distributed to the Board, or to any individual Director or group of Directors as appropriate, depending on the facts and circumstances outlined in the communication. The Board of Directors has requested that items that are unrelated to the duties and responsibilities of the Board be excluded, including spam, junk mail and mass mailings, product and services inquiries, product and services complaints, resumes

|	19

2019 ANNUAL PROXY STATEMENT	Corporate Governance

and other forms of job inquiries, surveys and business solicitations or advertisements. Any product and services inquiries or complaints will be forwarded to the proper department for handling. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded. Any such communication will be made available to any non-employee Director upon request.

CORPORATE ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG) RESPONSIBILITY

The Company is committed to guiding a better tomorrow through its Corporate Social Responsibility (CSR) governance and initiatives, including operating with integrity, promoting diversity and inclusion in the workforce, creating corporate targets to reduce waste and improve environmental performance, contributing to local and global communities and nurturing the capabilities of our employees, customers and communities. The Company's CSR reports are available on its website.

The Company leverages the Sustainability Accounting Standards Board (SASB) standards to form the basis for its CSR program:

  •
  Ethics and Compliance

  •
  Data Security

  •
  Workforce Diversity and Inclusion

  •
  Labor Practices

  •
  Environmental Regulations

  •
  Product Sourcing, Packaging and Marketing

ESG/CSR Highlights
Business Conduct and Ethics

•

Recognized as one of the World's Most Ethical Companies for the 6th year in a row by the Ethisphere Institute, a global leader in defining and advancing the standards of ethical business practices.

•

Maintains a Global Code of Conduct, Global Anti-Corruption Policy and Global Conflict of Interest Policy to guide employee and Director conduct to foster integrity and compliance with various laws and regulations, including anti-corruption laws such as the US Foreign Corrupt Practices Act and the UK Bribery Act.

•

Provides annual ethics and compliance training for employees across all levels.

•

Maintains Ethics Alertline for confidential reporting of suspected violations.

Privacy and Data Security

•

Maintains a Global Data Privacy Policy and Global Information Security Policy as part of its information security strategy, which contains best practices, policies and procedures designed to keep confidential company, employee and customer information secure in all its business activities.

•

Provides annual compliance training for employees across all levels.

Workforce Diversity and Labor Practices

•

Employs equal employment opportunity hiring practices, policies and management of employees. Regularly monitors hiring processes to ensure that candidates and employees are treated with fairness and equality.

•

Committed to create a diverse workforce that provides equal opportunity regardless of race, gender, religion, national origin, sexual orientation or physical disability among other categories, and fosters respect, appreciation and acceptance of all people.

•

Maintains anti-harassment policy that prohibits hostility or aversion towards individuals in protected categories, and prohibits sexual harassment in any form.

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2019 ANNUAL PROXY STATEMENT	Corporate Governance

•

Signatory of the United Nations Global Compact, and committed through policies and practices that avert human trafficking, eliminate modern slavery and other human rights violations and promote responsible minerals acquisitions.

•

Upholds the Responsible Business Alliance Code of Conduct and participates in the Social Responsibility Alliance's Slavery and Trafficking Risk Template (STRT).

•

Maintains Conflict Minerals Policy Statement, whereby the Company will not directly purchase any conflict minerals and endeavors not to purchase products that contain conflict minerals sourced from mines in the Democratic Republic of the Congo (DRC) or adjoining countries that finance or benefit armed groups in the DRC or adjoining countries. The Company further encourages its suppliers to only source minerals from responsible sources and fosters transparency in the supply chain.

•

Provides training for employees across all levels.

Environmental Governance

•

Maintains Global Environmental Policy, whereby the Company sets internal sustainability targets to prevent pollution and improve the Company's environmental performance with regards to energy consumption, water conservation and material usage in the electronics supply chain.

•

Participates in the Carbon Disclosure Project and has posted Carbon Footprint Reports on the Company's website since 2009.

•

Many of the Company's global facilities are ISO 9000 and 1401 certified, among other certifications.

•

Compliance with the EU's Battery Directive, which protects the environment by minimizing the negative impact of batteries and accumulators.

•

Compliance with the EU's Directive on Waste of Electrical and Electronic Equipment (WEEE) and Directive on Restriction of Hazardous Substances (RoHS).

•

In connection with RoHS and REACH, encourages its manufacturers to make environmental information available on their websites and assists suppliers with providing their customers with relevant information and declarations available from manufacturers.

•

Recognized as one of the Top 12 Green IT Companies by Computerworld and Green 15 by InfoWorld. Received the Green Enterprise IT Award by Uptime Institute and Avnet EBV Elektronik was awarded the Mayor of Munich's Golden Award for commitment to climate protection.

Community Impact

•

Encourages employees to make a difference in their local and global communities by giving back. The Company supports their efforts through its Matching Grants and Dollars for Doers programs.

•

Encourages future innovators to solve the world's technology problems. The Company has partnered with the Ira A. Fulton School of Engineering at Arizona State University (ASU) to create two innovative programs: (1) the ASU Innovation Open and (2) the Avnet Innovation Lab. These two programs help bring today's ideas into tomorrow's technology as each program is designed to cultivate world changing ideas and bring them to life.

|	21

2019 ANNUAL PROXY STATEMENT

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors held 4 regular quarterly meetings and 2 special meetings during the fiscal year ended June 29, 2019 ("fiscal 2019"). During each of these regular quarterly meetings, the Independent Directors met separately in executive session, presided over by the then current Chair of the Board.

During fiscal 2019, each Director standing for reelection attended at least 75% of the combined number of meetings of the Board held during the period for which the Director served and of the committees on which such Director served.

All members of the Board of Directors are expected to attend the annual meeting of shareholders, unless unusual circumstances prevent such attendance. Board and committee meetings are scheduled in conjunction with the annual meeting of shareholders. All then Directors attended the 2018 Annual Meeting of Shareholders held on November 16, 2018.

The Board currently has, and appoints the members of, a standing Audit Committee, Compensation Committee and Corporate Governance Committee. Each of these committees is comprised solely of non-employee Directors, reports regularly to the full Board and annually evaluates its performance. The members of the committees as of the date of this Proxy Statement are identified in the following table.

Committees
	A	C	CG	Independent
Rodney C. Adkins*		•	•

Michael A. Bradley	o		•

R. Kerry Clark		•	•

Brenda L. Freeman	•		•

Jo Ann Jenkins	•		•

Oleg Khaykin	•		•

James A. Lawrence		o	•

Avid Modjtabai		•	o

William H. Schumann, III	•		•

A: Audit Committee    C: Compensation Committee    CG: Corporate Governance Committee
 o Chair    • Member    * Chair of the Board

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2019 ANNUAL PROXY STATEMENT	The Board of Directors and Its Committees

AUDIT COMMITTEE

AUDIT COMMITTEE

Members:
Brenda L. Freeman
Jo Ann Jenkins
Oleg Khaykin
William H. Schumann, III
Michael A. Bradley (Chair)

Meetings in fiscal 2019: 8

Audit Committee Financial Experts:
Michael A. Bradley (Chair)
Oleg Khaykin
William H. Schumann, III

Responsibilities

The Audit Committee is charged with:

•

Assisting and representing the Board of Directors in fulfilling its oversight responsibilities with respect to:

•

The integrity of the financial statements of the Company;

•

The independence, qualifications and performance of the Company's independent external auditors;

•

The performance of the Company's internal audit function;

•

Compliance with legal and regulatory requirements; and

•

Internal ethics and compliance program and enterprise risk management activities.

•

Appointing, compensating, retaining and oversighting of the independent registered public accounting firm.

•

Reviewing and approving transactions with any related person in which the Company is a participant and involves an amount that equals or exceeds $120,000 per year.

Please see the Audit Committee Report set forth elsewhere in this Proxy Statement for more information about the Audit Committee and its operations.

All the members of the Audit Committee are independent under the independence requirements of the Nasdaq listing standards and the independence standards adopted by the Board, and also meet the additional independence requirements for audit committee members established by the SEC. The Board of Directors has further determined that the following three members of the Audit Committee qualify as "audit committee financial experts" as defined in rules adopted by the SEC and meet the audit committee financial sophistication requirement of Nasdaq: Mr. Bradley, the Chair of the Audit Committee, Mr. Khaykin and Mr. Schumann.

The Audit Committee operates under a written charter that outlines the Audit Committee's purpose, member qualifications, authority and responsibilities. The Audit Committee reviews its charter and conducts an evaluation of its own effectiveness annually. The charter is available on the Company's website at www.ir.avnet.com/documents-charters.

COMPENSATION COMMITTEE

COMPENSATION COMMITTEE
Members: Rodney C. Adkins Avid Modjtabai R. Kerry Clark James A. Lawrence (Chair) Meetings in fiscal 2019: 4	Responsibilities

The Compensation Committee is charged with:

•

Overseeing the Company's overall compensation structure, policies and programs.

•

Assisting the Board in fulfilling its responsibilities with respect to administering the Company's long-term incentive plan.

•

Reviewing and approving compensation arrangements with executive officers of the Company.

•

Evaluating the performance of and recommending to the Board the compensation for the CEO.

•

As of June 12, 2019, Handling Director compensation oversight and recommending to the Board any changes to Director compensation.

The Compensation Committee's objective is to establish and administer a "total compensation program" that fairly and competitively rewards long-term performance and enhances shareholder value.

|	23

2019 ANNUAL PROXY STATEMENT	The Board of Directors and Its Committees

The Compensation Committee has the authority to retain an independent executive compensation consultant to assist in the evaluation of compensation for the Company's executive officers and Directors, and to help ensure the objectivity and appropriateness of the actions of the Compensation Committee. The Compensation Committee has the sole authority to retain, at the Company's expense, and terminate any such consultant, including the sole authority to approve such consultant's fees and other terms of engagement. The Compensation Committee retained Meridian Compensation Partners, LLC ("Meridian") as the Compensation Committee's independent compensation consultant for fiscal 2019. The Compensation Committee assessed the independence of Meridian pursuant to the SEC and Nasdaq rules and concluded that no conflict of interest existed that prevented, or will prevent, Meridian from being an independent consultant to the Compensation Committee.

All members of the Compensation Committee meet the independence requirements of Nasdaq listing standards and the independence standards adopted by the Board of Directors, and also meet Nasdaq's additional independence requirements for compensation committee members.

The Compensation Committee operates under a written charter that outlines the purpose, member qualifications, authority and responsibilities of the committee. The Compensation Committee reviews its charter and conducts an evaluation of its own effectiveness annually. A copy of the Compensation Committee charter is available on the Company's website at www.ir.avnet.com/documents-charters.

CORPORATE GOVERNANCE COMMITTEE

CORPORATE GOVERNANCE COMMITTEE
Members: Brenda L. Freeman Jo Ann Jenkins Oleg Khaykin William H. Schumann, III Michael A. Bradley R. Kerry Clark James A. Lawrence Rodney C. Adkins Avid Modjtabai (Chair) Meetings in fiscal 2019: 4	Responsibilities

The Corporate Governance Committee is charged with:

•

Identifying, screening and recommending to the Board of Directors appropriate candidates to serve as directors of the Company.

•

Periodically reviewing the Company's succession plans.

•

Overseeing the process for evaluating the Board of Directors, its committees and management.

•

Making recommendations with respect to corporate governance issues affecting the Board of Directors and the Company.

As of June 12, 2019, the Corporate Governance Committee no longer reviews or recommends changes to Director compensation.

Please see "Corporate Governance — Director Nominations" for additional information on the Corporate Governance Committee.

All the members of the Corporate Governance Committee meet the independence requirements of Nasdaq listing standards and the independence standards adopted by the Board of Directors.

The Corporate Governance Committee operates under a written charter that outlines the Committee's purpose, member qualifications, authority and responsibilities. The Corporate Governance Committee reviews its charter and conducts an evaluation of its own effectiveness annually. The charter is available on the Company's website at www.ir.avnet.com/documents-charters.

EXECUTIVE COMMITTEE

The Board of Directors had an Executive Committee during fiscal 2019 that was charged with the authority of the full Board and, between meetings of the Board, was authorized to exercise the powers of the Board in the management of the business and affairs of the Company to the extent permitted by law. The Executive Committee did not meet in fiscal 2019, and was dissolved effective August 28, 2018.

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2019 ANNUAL PROXY STATEMENT

DIRECTOR COMPENSATION

Directors who are also officers or employees of the Company do not receive any special or additional remuneration for service on the Board. Upon the recommendations of the Corporate Governance Committee and approvals of the Board of Directors, non-employee Directors received compensation for their services on the Board for fiscal 2019 as set out below.

Annual Compensation Components	Effective 01-01-18(1)	Effective 01-01-19
Cash Retainer(2)	$100,000	$100,000
Equity(3)	$145,000	$160,000
Total:	$245,000	$260,000
% of Cash to Equity	41/59	38/62

Additional Annual Amounts:	Effective 01-01-18(1)	Effective 01-01-19
Independent Chair Retainer(2)(4)	$175,000	$175,000
Audit Committee Chair Retainer(2)	$25,000	$25,000
Audit Committee Retainer(2)	$7,500	$7,500
Compensation Committee Chair Retainer(2)	$20,000	$20,000
Corporate Governance Committee Chair Retainer(2)	$15,000	$20,000

(1)
This compensation program had been in effect since January 1, 2016.

(2)
Paid in equal quarterly installments, unless the Director elects to defer under the Avnet Deferred Compensation Plan for Outside Directors, which is described in more detail under the caption "Deferred Compensation Plan" below. If elected as a Director after January 1st, the amount is prorated based on the date of election.

(3)
Generally delivered each January, unless the Director elects to defer under the Avnet Deferred Compensation Plan for Outside Directors. If elected as a Director after January 1st, the amount is prorated based on the date of election and delivered at such time.

(4)
Includes Audit Committee Retainer.

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2019 ANNUAL PROXY STATEMENT	Director Compensation

The following table shows the total dollar value of all fees earned by and paid in cash to all non-employee Directors in fiscal 2019 and the grant date fair value of stock awards to non-employee Directors made in fiscal 2019.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
(a)	(b)	(c)	(h)
Rodney C. Adkins	198,750	160,000	358,750
J. Veronica Biggins(1)	53,750	—	53,750
Michael A. Bradley	125,000	160,000	285,000
R. Kerry Clark	110,000	160,000	270,000
Brenda L. Freeman(2)	66,895	177,877	244,772
Jo Ann Jenkins(3)	90,962	210,192	301,154
Oleg Khaykin	107,500	160,000	267,500
James A. Lawrence	110,000	160,000	270,000
Avid Modjtabai	110,000	160,000	270,000
William H. Schumann, III	191,250	160,000	351,250

(1)
Ms. Biggins served on the Board until the 2018 Annual Meeting on November 16, 2018, when she did not stand for re-election.

(2)
Ms. Freeman was elected to the Company's Board effective November 16, 2018, and as such the above retainer and stock award have been accordingly prorated.

(3)
Ms. Jenkins was elected to the Company's Board effective August 28, 2018, and as such the above retainer and stock award have been accordingly prorated.

PROCESS FOR REVIEWING NON-EMPLOYEE DIRECTOR COMPENSATION

The Board's practice is to review the Company's non-employee Director compensation program periodically based on recommendations from the Committee tasked with Director compensation oversight, and any changes are generally made effective as of January 1st of the following calendar year. Every one to two years, the Committee tasked with Director compensation oversight performs a comprehensive benchmarking review of the program, including each element of the program as well as the compensation in total.

In August 2018, the Corporate Governance Committee reviewed the results of a benchmarking study of non-employee Director compensation conducted by Meridian, the independent compensation consultant, which analyzed market practices among the same peer group used by the Compensation Committee for purposes of benchmarking executive compensation for fiscal 2019 as well as a summary of practices from the Fortune 250. The Board's compensation philosophy is to benchmark total non-employee Director compensation at mid-way between the medians of the peer group and Fortune 250. The study showed that the Company's non-employee Director compensation program for fiscal 2019 was somewhat below the benchmark reference level between the medians of the peer group and the Fortune 250.

As a result, the Corporate Governance Committee recommended, and the Board approved, the changes to the program to achieve an overall compensation structure in line with the benchmark reference level between the medians of the peer group and Fortune 250, which took effect on January 1, 2019:

  •
  Annual equity compensation was increased by $15,000 to $160,000 and

  •
  The Corporate Governance Committee Chair Retainer was increased from $15,000 to $20,000 to align with the Compensation Committee Chair Retainer level.

26	|

2019 ANNUAL PROXY STATEMENT	Director Compensation

DEFERRED COMPENSATION PLAN

Under the Avnet Deferred Compensation Plan for Outside Directors, a non-employee Director may elect to defer all or a portion of his or her annual equity compensation and receive phantom stock units instead. Each phantom stock unit is the economic equivalent of one share of Common Stock, and is settled in Common Stock on a one-for-one basis with fractional shares payable in cash. Phantom stock units will be settled upon the Director no longer serving on the Board or upon a change of control of the Company, as provided under the plan.

The number of phantom stock units is determined by dividing the grant date fair value of the annual equity compensation by the average of the high and low price of the Common Stock on the national stock exchange constituting the primary market for the Common Stock on the first business day in January of each year then multiplying by the percentage of the equity compensation deferred.

In addition, under the plan, a non-employee Director may elect to defer all or a portion of his or her cash compensation either as cash or phantom stock units. Cash compensation deferred as cash is credited to a cash account established under the plan for the Director at the beginning of each quarter and earns monthly interest at a rate corresponding to the rate of interest on U.S. Treasury 10-year notes on the first day of the month. During fiscal 2019, there were no "above market" earnings. The cash account is payable to the Director upon the Director no longer serving on the Board or upon a change of control of the Company, as provided under the plan.

Except in connection with a change of control, the settlement of PSUs with Common Stock and payment of the cash account in cash will be made in ten annual installments unless the Director elects to receive in a single lump sum or annual installments not exceeding ten, with such election made within the timeframes required by the plan. In connection with a change of control, the settlement and payment will be made in a single lump sum.

In the event of the death of a Director before receipt of all payments, all remaining payments shall be made to the Director's designated beneficiary.

D&O INSURANCE

As permitted by Section 726 of the Business Corporation Law of New York, the Company has in force directors' and officers' liability insurance and corporate reimbursement insurance. The policy insures the Company against losses from claims against its Directors and officers when they are entitled to indemnification by the Company, and insures the Company's Directors and officers against certain losses from claims against them in their official capacities. All duly elected Directors and officers of the Company and its subsidiaries are covered under this insurance. The primary insurer is Federal Insurance Company, a Chubb Group insurance company. Excess insurers include XL Specialty Insurance Company, Zurich American Insurance Company, National Union Fire Insurance Co. of Pittsburgh, PA, Allied World National Assurance Company, Endurance American Insurance Company, Lloyd's of London and ACE American Insurance Company. The coverage was renewed effective August 1, 2019, for a one-year term. The total premium paid for both primary and excess insurance was $943,570. No claims were made or sums paid out under such insurance policies during fiscal 2019.

|	27

2019 ANNUAL PROXY STATEMENT

EXECUTIVE OFFICERS OF THE COMPANY

Below are the names, ages and titles of each of the Company's current executive officers, including the Named Executive Officers (NEOs), and a certain significant employee as of September 1, 2019, as well as a summary of their backgrounds and business experience (other than the Company's Chief Executive Officer, Mr. Amelio, whose biography is listed above under "Proposal 1 Election of Directors — Nominees").

Executive officers are generally appointed each year by the Board at a meeting following the annual meeting of shareholders and hold office until the next annual meeting or until their earlier death, resignation or removal.

Name	Age	Office
William J. Amelio	61	Chief Executive Officer
Thomas Liguori	61	Chief Financial Officer
Ken E. Arnold	55	Senior Vice President and Chief People Officer
Peter G. Bartolotta	60	President, Business Transformation
Kenneth A. Jacobson	41	Principal Accounting Officer and Corporate Controller
Philip R. Gallagher	58	President, Electronic Components
MaryAnn G. Miller	61	Senior Vice President and Chief Administrative Officer
Michael J. O'Neill	63	Senior Vice President, General Counsel and Chief Legal Officer

THOMAS LIGUORI

Thomas Liguori has served as the Company's Chief Financial Officer since January 2018. He previously served as the Executive Vice President and Chief Financial Officer of Advanced Energy Industries, Inc. (Nasdaq: AEIS), a product and services provider for semi and industrial power applications, from May 2015 to December 2017. Prior to that, Mr. Liguori served as the Executive Vice President and Chief Financial Officer of MFLEX (Nasdaq: MFLX), a global provider of flexible circuits and assemblies for smartphones and tablets, from February 2008 to May 2015. Mr. Liguori is a Certified Management Accountant and a Certified Financial Manager.

KEN E. ARNOLD

Ken E. Arnold has served as Senior Vice President and Chief People Officer since February 2019. He previously served in various human resource leadership roles with the Company, including as Vice President, Human Resources from 2009 to February 2019 and Director, Human Resources — Talent Acquisition and HR Services from 2007 to 2009.

28	|

2019 ANNUAL PROXY STATEMENT	Executive Officers of the Company

PETER G. BARTOLOTTA

Peter G. Bartolotta has served as the President of Business Transformation since June 2019, and had served as the Senior Vice President and Chief Transformation Officer from 2016 to June 2019. Prior to joining the Company, he had served as the President of the Helicopter Services division of CHC Helicopter and Chief Operating Officer of CHC Group Ltd. from 2012 to 2015. In May 2016, CHC Group filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code. Mr. Bartolotta also served as Senior Vice President of Lenovo Global Services from 2008 to 2012.

PHILIP R. GALLAGHER

Philip R. Gallagher has served as President, Electronic Components since August 2018, and had served as the Global President, Core Distribution Business from May 2017 to August 2018. He began his career with the Company in 1983 and held executive leadership positions in sales, marketing and operations during his 30 years at the Company, with his last role as Global President of Technology Solutions from 2009 to 2014. He left the Company in 2014, and re-entered the work force in 2016 to serve as President, Americas Sales and Marketing at TTI, a leading authorized distributor of interconnect, passive, electromechanical and discrete components, from 2016 to 2017 before rejoining the Company in May 2017. He currently serves on the advisory boards for Axxess Unlimited and AON (Access Digital Networks).

KENNETH A. JACOBSON

Kenneth A. Jacobson has served as the Corporate Controller since 2013 and Principal Accounting Officer since February 2018. From August 2017 to January 2018, he also served as the Interim Chief Financial Officer. Prior to joining the Company, Mr. Jacobson served as the Director of External Reporting and Accounting Research for First Solar Inc. from 2011 to 2013, where he led external reporting and provided accounting support for acquisitions and sales of solar power projects. Mr. Jacobson is a Certified Public Accountant.

MARYANN G. MILLER

MaryAnn G. Miller has served as Chief Administrative Officer since February 2019, Senior Vice President since 2011, and Head of Global Marketing & Communications since 2013. Previously, she had served as the Chief Human Resources Officer from 2009 to February 2019. Ms. Miller has served in various other leadership roles, including as Vice President from 2009 to 2011, Senior Vice President, Global Human Resources from 2008 to 2009 and Vice President of Talent and Organizational Effectiveness from 2006 to 2008. Prior to joining the Company, she had served as Vice President, Human Resources Electronic Systems at Goodrich Corporation. Ms. Miller served on the board of directors of Certive Solutions, Inc. (CNSX: CBP) from 2015 to 2017.

MICHAEL J. O'NEILL

Michael J. O'Neill has served as Senior Vice President, General Counsel and Chief Legal Officer since 2016. He previously served as Vice President and Chief Legal Officer at CHC Group Ltd. from 2011 to 2015. In May 2016, CHC Group filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code. Prior to that, Mr. O'Neill served as Senior Vice President and General Counsel at Lenovo Group Limited (HKSE: 992) (ADR: LNVGY) from 2006 to 2011 and served in several global legal roles for Honeywell International Inc. (NYSE: HON) over a 17-year period. He currently serves on the board of advisors for ARC Technologies.

|	29

2019 ANNUAL PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Unless otherwise stated, the following table sets forth information with respect to the Company's Common Stock beneficially owned as of September 1, 2019 or, in respect of any 5% Holder, the date of such holder's most recent Schedule 13D or Schedule 13G filed with the Securities and Exchange Commission ("SEC") as of September 1, 2019, by: (a) persons that, to the Company's knowledge, were the beneficial owners of more than 5% of the Company's outstanding Common Stock ("5% Holders"), (b) each current Director and director nominee of the Company, (c) each of the executive officers named in the Summary Compensation Table in this Proxy Statement ("NEO"), and (d) all Directors and NEOs of the Company as a group. Except where specifically noted in the table, all the shares listed for a person or the group are directly held by such person or group members, with sole voting and dispositive power.

Name of Beneficial Owner	Common Stock(a)	Stock Options Exercisable Within 60 Days	Total Common Stock Beneficially Owned	Percent of Class(b)
5% Holders
BlackRock, Inc.(1) 55 East 52nd Street New York, NY 10055	10,305,574		10,305,574	10.05%
Pzena Investment Management LLC.(2) 320 Park Avenue, 8th Floor New York, NY 10022	7,872,809		7,872,809	7.68%
The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	11,146,164		11,146,164	10.87%
Directors, Director Nominees and Named Executive Officers
Rodney C. Adkins, Chair	16,431(4)	0	16,431	*
William J. Amelio, Director and Chief Executive Officer	162,666(5)	253,316	415,982	*
Carlo Bozotti, Director Nominee	0	0	0	0%
Michael A. Bradley, Director	25,118	0	25,118	*
R. Kerry Clark, Director	29,510(6)	0	29,510	*
Brenda L. Freeman, Director	4,946(6)	0	4,946	*
Jo Ann Jenkins, Director	5,511	0	5,511	*
Oleg Khaykin, Director	8,892(6)	0	8,892	*
James A. Lawrence, Director	500,000	0	500,000	*
Avid Modjtabai, Director	18,132	0	18,132	*
Adalio T. Sanchez, Director Nominee	0	0	0	0%
William H. Schumann, III, Director	53,129(7)	0	53,129	*
Thomas Liguori, Chief Financial Officer	79,673(8)	8,045	87,718	*
Peter G. Bartolotta, President, Business Transformation	22,343(9)	25,494	47,837	*
Philip R. Gallagher, President, Electronic Components	134,370(10)	139,250	273,620	*
MaryAnn G. Miller, SVP, Chief Administrative Officer	54,960(11)	128,768	183,728	*
All Directors and named executive officers as a group (16 persons)(12)	1,115,681	554,873	1,670,554	1.62%

*
Represents less than 1%.

30	|

2019 ANNUAL PROXY STATEMENT	Security Ownership of Certain Beneficial Owners and Management
(a)
This column includes Restricted Stock Units allocated but not yet delivered to each executive officer and Phantom Stock Units owned by non-employee Directors.

(b)
Based on 102,517,480 shares of Common Stock outstanding (net of treasury shares) at September 1, 2019.

(1)
This information is based solely on information provided in Amendment No. 10 to a Schedule 13G filed with the SEC on February 4, 2019 by BlackRock, Inc., which reports sole voting power with respect to 9,665,777 shares and sole dispositive power with respect to 10,305,574 shares.

(2)
This information is based solely on information provided in Amendment No. 1 to a Schedule 13G filed with the SEC on February 4, 2019 by Pzena Investment Management, LLC, which reports sole voting power with respect to 4,588,267 shares and sole dispositive power with respect to 7,872,809 shares.

(3)
This information is based solely on information provided in Amendment No. 8 to a Schedule 13G filed with the SEC on February 11, 2019, by The Vanguard Group, which reports sole voting power with respect to 53,738 shares, shared voting power with respect to 28,348 shares, sole dispositive power with respect to 11,074,681 shares and shared dispositive power with respect to 71,483 shares.

(4)
Mr. Adkins' ownership includes 4,523 Phantom Stock Units.

(5)
Mr. Amelio's ownership includes 92,590 Restricted Stock Units allocated but not yet delivered.

(6)
Ownership consists solely of Phantom Stock Units.

(7)
Mr. Schumann's ownership includes 39,841 Phantom Stock Units.

(8)
Mr. Liguori's information includes of 66,449 Restricted Stock Units allocated but not yet delivered.

(9)
Mr. Bartolotta's information includes 15,709 Restricted Stock Units allocated but not yet delivered.

(10)
Mr. Gallagher's information includes 106,676 Common Stock owned by the Gallagher Family Trust and 17,437 Restricted Stock Units allocated but not yet delivered.

(11)
Ms. Miller's information includes 17,481 Restricted Stock Units allocated but not yet delivered.

(12)
Based on representations by Directors and NEOs, none of the shares have been pledged as security.

|	31

2019 ANNUAL PROXY STATEMENT

SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act ("Section 16(a)") requires that the Directors and executive officers of the Company and holders of more than 10% of the Company's equity securities file with the SEC, within specified due dates, initial reports of beneficial ownership of the Company's equity securities on Form 3; reports of changes in ownership of the Company's equity securities on Form 4; and annual reports of changes in ownership of the Company's equity securities on Form 5. As a matter of practice, the Company's administrative staff assists the Directors and executive officers with these reporting requirements. The Company is required to disclose whether it has knowledge that any person required to file such reports may have failed to do so in a timely manner.

Based solely on a review of the copies of the fiscal year 2019 Section 16(a) reports in the Company's possession and on written representations from the Company's Directors and executive officers that no other reports were required during the year ended June 29, 2019, the Company believes that none of the Company's Directors and executive officers failed to file on a timely basis any report required by Section 16(a) during the fiscal year ended June 29, 2019.

32	|

2019 ANNUAL PROXY STATEMENT

RELATED PERSON TRANSACTIONS

The Company has a variety of policies and procedures for the identification and review of related person transactions. The SEC rules generally define a related person transaction as any transaction, arrangement or relationship involving more than $120,000 in which the Company or any of its subsidiaries was, is or will be a party to and in which a Director, executive officer or their immediate family members has a material direct or indirect interest.

The Company's Code of Conduct and the Conflicts of Interest Policy generally prohibit and require the disclosure of any potential conflict of interest, including when the person will have a direct or indirect financial interest in a business with which the Company may have dealings. Exceptions to the policy's prohibition are required to be pre-approved in writing.

As part of the process for its quarterly reporting obligations pursuant to Section 13(a) or 15(d) of the Exchange Act, the disclosure committee reviews whether there are any related person transactions that should be disclosed in the Company's SEC filings. In addition, the executive officers and Directors each complete a Director and Officers' Questionnaire annually and Director nominees complete a New Director Questionnaire before election, which requests information regarding related person transactions. The Audit Committee reviews and approves or recommends to the Board to approve, as appropriate, certain related party transactions.

The Company's Corporate Governance Guidelines also specify the standards for independence of Directors.

|	33

2019 ANNUAL PROXY STATEMENT

PROPOSAL 2: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

RECOMMENDATION OF THE BOARD

The Board recommends that shareholders vote FOR the advisory vote on the compensation of the Named Executive Officers as disclosed in this Proxy Statement.

DESCRIPTION OF PROPOSAL

As part of the Company's commitment to high standards of governance and as required by Section 14A of the Exchange Act, the Board of Directors is requesting that the shareholders approve, on a non-binding advisory basis, the compensation of the Company's Named Executive Officers ("NEOs") as disclosed in this Proxy Statement. This proposal, commonly known as a "say on pay" proposal, gives shareholders the opportunity to express their views on the compensation of the NEOs. It is not intended to address any specific item of compensation, but rather the overall compensation of the NEOs and the philosophy, policies and practices described in this Proxy Statement.

Shareholders are urged to read the section titled "Compensation Discussion and Analysis" section below along with the compensation tables and narrative discussion that follows, which discuss how the compensation program is implemented with respect to the NEOs.

The Board believes that the compensation of the NEOs as described in this Proxy Statement was appropriate and recommends a vote "FOR" the following resolution:

  RESOLVED, that the Company's shareholders hereby approve, on a non-binding advisory basis, the compensation paid to the Company's Named Executive Officers as disclosed in the Proxy Statement for the 2019 Annual Meeting of Shareholders, pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

Although the vote is non-binding, the Compensation Committee and the Board of Directors value the opinions of the shareholders. To the extent there is a significant number of votes against the compensation of the NEOs as disclosed in this Proxy Statement, the Board and Compensation Committee will consider the shareholders' concerns, evaluate what actions are necessary to address those concerns and take such concerns into account in future determinations concerning the executive compensation program.

The Company currently conducts an annual advisory vote on NEO compensation and expects to conduct the next advisory vote at the 2020 Annual Meeting of Shareholders.

VOTE REQUIRED FOR APPROVAL

For approval, this proposal requires the affirmative vote of a majority of the votes cast by the shareholders present in person or by proxy, provided a quorum is present, at the Annual Meeting. Abstentions are not counted in determining the votes cast. Brokers who hold shares of Common Stock as nominees will not have discretionary authority to vote such Common Stock on this proposal. Therefore, a shareholder who does not vote at the Annual Meeting (whether due to abstention or a broker non-vote) will not affect the outcome of the vote but will reduce the number of affirmative votes required to achieve a majority for this matter by reducing the total number of shares from which the majority is calculated.

PROXY

Unless otherwise directed by the shareholder, it is the intention of the persons named as proxies in the proxy card to vote each properly signed and returned proxy card FOR the approval of the compensation of the Named Executive Officers as disclosed in this Proxy Statement.

34	|

2019 ANNUAL PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

The Company has designed its compensation programs and practices around a pay-for-performance philosophy that is geared towards the achievement and linkage of both short- and long-term financial and operational goals that the Company believes support the sustained growth of shareholder value. Senior executives are encouraged to think and behave like owners of the business and to consider the impact of their decisions and performance on the aggregate success of the Company as reflected in its total shareholder return ("TSR"). This section explains how the Compensation Committee made its compensation decisions for fiscal 2019 for the NEOs. The compensation awarded to the NEOs for fiscal 2019 is set forth in the Summary Compensation Table in this Proxy Statement.

  Named Executive Officers (NEOs)

The NEOs for fiscal 2019 are listed below. The titles represent their current position with the Company. Please see "Executive Officers of the Company" for additional information on their role with the Company during fiscal 2019.

NEOs	Position
William J. Amelio	Chief Executive Officer ("CEO")
Thomas Liguori	Chief Financial Officer ("CFO")
Peter G. Bartolotta	President, Business Transformation
Philip R. Gallagher	President, Electronic Components
MaryAnn G. Miller	Senior Vice President, Chief Administrative Officer ("CAO")

|	35

2019 ANNUAL PROXY STATEMENT	Compensation Discussion and Analysis

  Business Performance

The Company's performance, including some of the financial performance metrics utilized in the Company's incentive awards payable for fiscal 2019, is detailed in the table below:

	Fiscal 2018	Fiscal 2019	% Change
	$ in millions, except per share data
Sales	$19,036.9	$19,518.6	2.5%
Operating income(1)	$209.2	$365.9	74.9%
Adjusted operating income(1)(2)	$627.7	$695.7	10.8%
Operating income margin	1.1%	1.9%	77 bps
Adjusted operating income margin(2)(3)	3.3%	3.6%	26 bps
Income (loss) from continuing operations	$(142.9)	$180.1	226.0%
Adjusted income from continuing operations ("NIAT")(2)(4)	$427.8	$455.2	6.4%
Diluted earnings (loss) per share from continuing operations	$(1.19)	$1.63	237.0%
Adjusted diluted earnings per share from continuing operations(2)	$3.57	4.11	15.1%

(1)
For fiscal 2018, the Company's measurement of operating income has been recast to reflect the adoption of new accounting standards during the first quarter of fiscal 2019.

(2)
In addition to presenting financial results that are determined in accordance with generally accepted accounting principles in the United States ("GAAP"), the Company also discloses certain non-GAAP financial information including adjusted operating income, adjusted operating income margin, adjusted income from continuing operations and adjusted diluted earnings per share from continuing operations to exclude certain items in the table above. The Company believes that these metrics, adjusted for the impact of certain items, are useful measures to help shareholders better assess and understand the Company's performance, especially when comparing results with previous periods, primarily because management views the excluded items to be outside of the Company's normal operating results. See Appendix A to this Proxy Statement for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures. Non-GAAP measures should be viewed in addition to, and not as an alternative for, financial results prepared in accordance with GAAP.

(3)
The Company expanded adjusted operating income margin in fiscal 2019 by 26 basis points from fiscal 2018 primarily due to growth in sales and reductions in operating expenses, partially offset by a decline in gross profit percentage.

(4)
The Company increased NIAT by $27.4 million or 6.4% in fiscal 2019 from fiscal 2018 primarily due to the increase in adjusted operating income, partially offset by an increase in interest and other expenses.

36	|

2019 ANNUAL PROXY STATEMENT	Compensation Discussion and Analysis

  Summary of Incentive Compensation Design and Payouts for Fiscal 2019

  •
  Annual Cash Incentive Awards:  The annual cash incentive plan for fiscal 2019 utilized a combination of: (1) financial performance goals, weighted 80% of an award, based on net income after tax ("NIAT") weighed 60% and operating income ("OI") margin weighted 40%; and (2) individual performance goals, weighted 20% of an award. The Compensation Committee believes that the design reflects the Company's business strategy, and effectively drives behaviors and decisions consistent with the Company's financial goals. Retaining these financial performance goals for fiscal 2019 reinforced the focus on profitable growth by rewarding growth in net income while maintaining an appropriate amount of sensitivity to the developments in operating margin profile. The actual payout for the fiscal 2019 annual cash incentive awards was 86.63% of target.

  •
  Long-term Performance Share Unit Awards:  The performance share unit awards granted in fiscal 2017, which had a performance period of fiscal 2017-2019 and vested at the end of fiscal 2019, was based on relative economic profit weighted 50% and absolute Return on Capital Employed weighted 50% with relative total shareholder return ("TSR") as a modifier. The actual payout for the fiscal 2017-2019 performance share unit awards was 29% of target.

  Philosophy and Objectives

The Compensation Committee's objective is to establish and administer a compensation program that supports the achievement of the Company's business objectives and the alignment of executives' interests with those of the shareholders by fairly and competitively rewarding short- and long-term performance that enhances shareholder value over time. The Company's short- and long-term incentive programs employ multiple performance measures to ensure focus is on the entire business. Further, the incentive programs include awards that vest over several different and overlapping periods to help ensure that performance during any one period is not maximized to the detriment of other periods. In addition to the annual cash incentive awards, equity awards vest over periods ranging from three to four years depending on the award type.

  2018 Advisory Vote on Executive Compensation

At the Company's annual shareholder meeting on November 16, 2018, the Company submitted its executive compensation program to an advisory vote of its shareholders (also known as the "say on pay vote"). This advisory vote received support from approximately 95% of the total votes cast at the annual meeting, an increase from the previous year's 79%.

  Shareholder Outreach Efforts

The Company pays careful attention to any feedback received from its shareholders about the Company's executive compensation program, including the say on pay vote, and its governance practices and policies. As has been its practice for several years, prior to the 2018 annual meeting, the Company conducted a shareholder outreach program with a number of its largest registered shareholders to seek their feedback on the Company's corporate governance and executive compensation practices ("2018 Outreach").

While no significant current concerns were expressed during the 2018 Outreach, the Company believes that prior concerns shareholders may have had in 2017 regarding its compensation practices were mitigated with the absence of future off-cycle grants for reasons other than promotions and new hires. The Compensation Committee carefully considered and continues to consider the results of the say on pay vote and the feedback received from its shareholders in its subsequent executive compensation decision-making.

|	37

2019 ANNUAL PROXY STATEMENT	Compensation Discussion and Analysis

Further, during the 2018 Outreach, a few shareholders expressed a growing interest the Company's Corporate Social Responsibility (CSR) and Corporate Environmental, Social and Governance (ESG) governance and initiatives. In response, the Company has included a new section in this Proxy Statement to provide information on the Company's CSR/ESG practices, policies and initiatives. See "Corporate Governance — Corporate Environmental, Social and Governance (ESG) Responsibility".

COMPENSATION GOVERNANCE AND PROCESS

  Role of the Compensation Committee and Board

In setting and implementing the Company's executive compensation program:

  ✓
  The Committee oversees overall compensation structure, policies and programs, and assesses the appropriateness of incentives for management and employees
  ✓
  The Committee administers long-term incentive plans and all equity-based compensation plans
  ✓
  The Committee reviews and approves compensation and oversees evaluation for all executive officers except the CEO
  ✓
  The Board reviews and evaluates the performance of the CEO, and the Committee makes recommendations to the other Independent Directors regarding the compensation of the CEO
  ✓
  The Committee recommends the target opportunity and actual compensation for the CEO to the Independent Directors of the Board for their consideration and approval
  ✓
  The Committee reviews the compensation arrangements for executive officers to ensure that they do not encourage excessive risk-taking
  ✓
  As of June 12, 2019, the Committee oversees the overall compensation structure for directors

When setting CEO compensation, the Compensation Committee utilizes a decision-making framework to make a recommendation to the Board. As part of this framework, the Board Chair leads the Board in conducting an annual evaluation of CEO performance relative to the performance goals and objectives previously established for the Company and the CEO for the fiscal year recently ended. The CEO's performance objectives include goals relating to enterprise performance, market share improvement, strategic business plans execution, acquisition integration, digitization of the Company, and retention and succession planning.

When setting compensation for all executive officers, the Compensation Committee determines or recommends, as applicable, target compensation and performance goals by: (1) evaluating factors such as value of the job in the market and within the Company, the executive officer's past performance, overall experience and time in the position and expected future contributions; and (2) reviewing compensation summaries that tally the dollar value of the base salary, target annual cash incentive, target long-term incentives and target total direct compensation. These summaries include benchmarking data comparing each of those elements to those of the peer groups, which are further discussed below. For executive officers other than the CEO, the Committee also considers the CEO's recommendations on compensation for the other executive officers.

After the end of the fiscal year, the Compensation Committee reviews the prior year's performance by each executive officer and either approves or recommends, as applicable, incentive plan payouts for all executive officers.

38	|

2019 ANNUAL PROXY STATEMENT	Compensation Discussion and Analysis

  Role of Management

To aid in determining the compensation for the Company's executive officers other than the CEO:

  ✓
  CEO discusses the performance of each executive officer with the Compensation Committee
  ✓
  CEO provides recommendations on the compensation levels for each executive officer (except the CEO) to the Compensation Committee
  ✓
  When making compensation recommendations, CEO considers various items including:
    ➢
    value of the job in the market and within the Company
    ➢
    the executive officer's performance
    ➢
    overall experience and time in the position
    ➢
    expected future contributions

  Role of the Independent Compensation Consultant

  ✓
  Provides independent and objective advice to the Compensation Committee on the Company's executive pay programs
  ✓
  Apprises the Compensation Committee of compensation-related trends in the marketplace
  ✓
  Informs the Compensation Committee on compensation-related regulatory developments
  ✓
  Assists with benchmarking peer group development and related market data for the Company's officers
  ✓
  Advises on the design of the Company's incentive compensation programs
  ✓
  Provides such additional reports and analyses as requested by the Compensation Committee from time-to-time

The Compensation Committee has retained Meridian Compensation Partners, LLC ("Meridian") to serve as the independent compensation consultant. The terms of Meridian's engagement are set forth in an engagement agreement that provides, among other things, that Meridian is engaged by, and reports only to, the Compensation Committee and will perform the compensation advisory services requested by the Compensation Committee.

Meridian did not provide any separate services to the Company during fiscal 2019 other than its services to the Compensation Committee. The Compensation Committee conducted its annual assessment of Meridian's independence pursuant to applicable SEC and Nasdaq rules and concluded that Meridian's work for the Compensation Committee during fiscal 2019 did not raise any conflicts of interest.

|	39

2019 ANNUAL PROXY STATEMENT	Compensation Discussion and Analysis

  Benchmarking

To ensure the Compensation Committee has the information necessary to set appropriate compensation levels, the Compensation Committee approves the overall approach for executive officer benchmarking, including selection of the benchmarking peer group.

2019 Considerations for Benchmarking Peer Group Development:	2019 Benchmarking Peer Group:

✓

Same GICS sub-industry classification as Company

✓

A distribution or related service company

✓

Revenues within a range of Company revenues

✓

Market capitalization within a range of Company market capitalization

✓

Global footprint

✓

Historical Company peer group

✓

Disclosed peer of a peer company

✓

Disclosed Company as a benchmarking peer

✓

In proxy advisors' peer groups

Anixter International Inc.

Arrow Electronics, Inc.

Celestica Inc.

CDW Corporation

Flex LTD

Genuine Parts Company

Jabil Circuit, Inc.

Sanmina Corporation

Seagate Technology plc

SYNNEX Corporation

TE Connectivity Ltd.

Tech Data Corporation

W.W. Grainger, Inc.

Wesco International, Inc.

Western Digital Corporation

The revenue and market capitalization for the benchmarking peer group median and the Company are shown below:

	Fiscal 2018 ($ in billions)
	Revenue	Market Capitalization
Peer Group Median	$16.2	$5.2
The Company	$19.0	$5.0

For the CEO and CFO, the primary market data is sourced from the most recent proxy statements of the Company's benchmarking peer group, as may be updated by additional SEC filings, and secondary market data is sourced from general industry surveys covering executive positions. For the remaining executive officers, the primary market data is sourced from the peer group's proxy statement data, when available, or general industry surveys covering executive positions. The Compensation Committee reviews general industry survey data for similar roles at companies with comparable revenue and market capitalization. For fiscal 2019, the survey data came from the 2018 Towers Watson Data Services US Compensation Data Bank General Industry Executive Survey.

As part of this benchmarking process, each executive officer's proposed individual target compensation is evaluated against the market data, as are individual compensation elements such as base salary, annual cash incentives, long-term incentives and total direct compensation.

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2019 ANNUAL PROXY STATEMENT	Compensation Discussion and Analysis

The Compensation Committee does not view benchmarking as a prescriptive determinant of individual compensation. Rather, the Compensation Committee uses the market median as a general guide in its decisions on the target amount and mix of each element of compensation. The Committee also takes into account other factors, such as experience in the position and long-term performance of the individual. An executive officer's actual compensation may be above or below target compensation and will vary from year to year based on corporate and/or business unit financial results, future stock performance as well as individual performance, reinforcing the Company's pay-for-performance culture.

OVERVIEW OF PAY PROGRAMS

The primary components of the Company's compensation program and the objectives of each component are set forth in the table below:

Pay Component	Objectives	Key Features

Base Salary	Attract and retain executive talent in a competitive marketplace.	Reflects skills, contributions and success over time in role. Reviewed annually to ensure competitiveness and alignment with individual performance.

Annual Cash Incentive Award	Link variable compensation to corporate and/or business unit short-term performance as well as strategic goals.	Key financial measures used to assess performance and align executives with shareholders' interests. Payouts dependent on meeting financial performance and individual performance goals.

Long-Term Equity Incentive Awards	Align executives with shareholders by rewarding long-term shareholder value creation. Reward stock price appreciation and tie executive wealth accumulation to long-term performance.	Encourages retention through multi-year vesting (three to four years) and shareholder alignment through the use of performance goals.

Performance units vest, if at all, at the end of a three-year period depending on meeting performance goals.

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2019 ANNUAL PROXY STATEMENT	Compensation Discussion and Analysis

In addition, each NEO is eligible to receive certain other benefits summarized below. See "Elements of Executive Compensation — Additional Compensation Elements" for more information.

Pay Component	Brief Description

Retirement Benefits

•

Qualified cash balance plan (Pension Plan)

•

Qualified defined contribution plan (401(k) Plan)

•

Nonqualified restoration pension plan (Restoration Plan)

•

Nonqualified supplemental officers' retirement plan (SERP)

Deferred Compensation	Nonqualified plan allowing for the deferral of additional cash compensation beyond 401(k) limits

Executive Benefits	Limited perquisites to certain executives

Change of Control Agreements	Individual agreements providing enhanced severance in the case of a qualifying termination following a change of control of the Company

Executive Severance Plan	Plan providing severance benefits for all executives, except for Ms. Miller who is covered by her employment agreement, in qualifying terminations (not related to a change of control)

Employee Stock Purchase Plan	Qualified plan permitting the purchase of Company stock at a 5% discount

  Pay Mix

For fiscal 2019, the compensation mix at target for the CEO and the other NEOs demonstrates that a significant portion of their pay is based on variable compensation, as shown in the below charts. The Company's long-term incentive compensation mix has traditionally been 50% performance share units ("PSU"), 25% stock options and 25% restricted stock units ("RSU").

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2019 ANNUAL PROXY STATEMENT	Compensation Discussion and Analysis

  Compensation Governance Practices

The Company's executive compensation programs incorporate the following compensation governance practices:

What the Company Does:

Aligns Pay-for-Performance. A significant portion of total compensation is dependent upon the achievement of short- and long-term financial and operational goals that are designed to increase shareholder value over time. As executives gain responsibility and seniority at the Company and exercise more direct influence over the Company's financial and operational performance, typically base salary as a percentage of total compensation will decrease and performance-based pay will increase.

Focuses on Long-Term Incentive Compensation. The long-term incentive compensation program is designed to provide a meaningful portion of compensation with the goal of having executive officers think and behave like owners over the long term. Long-term incentives, in the form of equity awards, vest over periods ranging from three to four years depending on the award type.

Uses Multiple Metrics in Incentive Plans. The annual cash and long-term incentive programs employ multiple performance measures to assure focus is on the entire business. Further, the long-term incentive programs include awards that vest over several different and overlapping periods to help ensure that performance during any one period is not maximized to the detriment of other periods.
Uses Award Caps. Annual cash incentive awards and PSU awards are capped at 200% of target to ensure such awards do not encourage excessive risk-taking.

Maintains Clawback Policy. The Company adopted an incentive compensation recoupment policy, otherwise known as a clawback policy. Beginning with awards granted on or after August 28, 2018, the policy allows the Company to recoup incentive compensation due to employee misconduct or a financial restatement.

Conducts Annual Compensation Risk Assessment. The Compensation Committee annually assesses the Company's compensation programs and determines whether the Company's policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.
Stock Ownership Guidelines. The Company has stock ownership guidelines for its executive officers and, as of July 1, 2019, each of the executive officers was in compliance with these guidelines.
Grants Stock Options at Fair Market Value. The Company grants stock options with an exercise price at the fair market value of the Company's Common Stock on the date of the grant.
Maintains Compensation Committee Independence. The Compensation Committee is made up entirely of Independent Directors.

Maintains Compensation Consultant Independence. The Compensation Consultant does not provide any services to management other than its services to the Compensation Committee, and the Compensation Committee annually assesses the independence of the Compensation Consultant.

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2019 ANNUAL PROXY STATEMENT	Compensation Discussion and Analysis

What the Company Doesn't Do:
Doesn't Provide for Excise Tax Gross-Ups. The Company's change of control agreements do not provide for excise tax reimbursements to any of the Company's executive officers.

Doesn't Pay Dividends or Dividend Equivalents on Unearned/Unvested Equity Awards. Equity awards may provide for the accrual of dividends or dividends equivalents during the vesting period, which are paid solely to the extent the underlying equity awards vest.
Doesn't Permit Hedging or Pledging of Company Shares. The Company's trading procedures for insiders prohibits Directors and executive officers from hedging or pledging the Company's securities.
Doesn't Provide Above-Market Returns. The Company does not offer preferential or above-market returns on deferred compensation.
Doesn't Reprice Awards. Repricing of stock options and stock appreciation rights is prohibited without shareholder approval. The Company does not have a history of repricing equity awards.
Doesn't Provide Excessive Severance Benefits or Perquisites.

  Compensation Risk Management

The Compensation Committee conducted its annual assessment of the Company's executive compensation programs and concluded that the Company's compensation policies and practices for fiscal 2019 did not create risks that are reasonably likely to have a material adverse effect on the Company or create inappropriate or unintended significant risk to the Company as a whole, and that the incentive compensation programs provide incentives that do not encourage risk-taking that is beyond the Company's ability to effectively identify and manage significant risks. Further, the Compensation Committee and management believe that the incentive compensation programs are compatible with effective internal controls and the Company's risk management practices, and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

ELEMENTS OF EXECUTIVE COMPENSATION

  Base Salary

For fiscal 2018 and fiscal 2019, the annualized salaries as of the end of the applicable fiscal year were as follows:

NEO	2018 FY End Annualized Base Salary	2019 FY End Annualized Base Salary	% Change
Mr. Amelio	$1,000,000	$1,000,000	0%
Mr. Liguori(1)	$500,000	$530,000	6%
Mr. Bartolotta	$550,000	$550,000	0%
Mr. Gallagher(2)	$515,000	$565,000	10%
Ms. Miller	$540,000	$540,000	0%

(1)
Mr. Liguori's increase is consistent with the Company's historical practice of moving new executives to market median within a few years.

(2)
Mr. Gallagher's increase is to align with his peers and be consistent with market data.

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2019 ANNUAL PROXY STATEMENT	Compensation Discussion and Analysis

The Company generally implements base salary increases for executive officers on a fiscal year basis, although it may consider mid-year increases in the event of a promotion. In determining increases to base salaries, the Compensation Committee considers the benchmarking data, the NEO's experience in the position and the long-term performance of the individual NEO.

  Annual Cash Incentives

For fiscal 2019, the Compensation Committee approved the NEOs participation in the Company's short-term incentive plan, whereby they were eligible to receive annual cash incentive compensation based on the financial performance of the Company and on individual performance against pre-established strategic goals as set forth in the following table.

Metrics	Weighting	Financial Performance Metrics	Weighting	Target Performance Goal
Financial	80%	NIAT ($Millions)	60%	$501.5

Performance		OI Margin	40%	3.77%

Individual Performance	20%	Individual MBOs	100%	Determine by CEO & Compensation Committee

Target Annual Cash Incentive.    The Compensation Committee sets each NEO's target incentive opportunity based on market competitive data, internal equity and other factors. The target annual cash incentive compensation for fiscal 2018 and fiscal 2019 for the NEOs is set forth in the following table:

NEO	FY 2018	FY 2019	% Change
Mr. Amelio	$1,500,000	$1,500,000	0%
Mr. Liguori(1)	$211,538	$530,000	6%
Mr. Bartolotta	$550,000	$550,000	0%
Mr. Gallagher(2)	$515,000	$565,000	10%
Ms. Miller	$410,000	$410,000	0%

(1)
Mr. Liguori's FY 2018 annual cash incentive target was 100% of base salary. Amount shown in the table is prorated to reflect his hire date of January 29, 2018. His increase for FY 2019 is consistent with the Company's historical practice of moving new executives to market median within a few years.

(2)
Mr. Gallagher's increase is to align with his peers and be consistent with market data.

Financial Performance Goals.    For all NEOs, 80% of their total annual cash incentive target was tied to the achievement of financial performance goals. Such goals are reviewed in conjunction with the Company's budget for the upcoming fiscal year. When determining the budget, the Board seeks to ensure that it is fair, challenging and forward-looking, without encouraging excessive risk-taking. Additionally, when determining the fiscal 2019 budget, the Board considered the Company's results in fiscal 2018, projected growth and the operating environment as projected by industry analysts. At its August 2018 meeting, the Compensation Committee or the Board, as appropriate, finalized the financial goals and the target cash incentive compensation relating to such financial goals.

Company-wide financial performance goals were based on the percentage achievement of the Company's fiscal 2019: (1) net income after tax, excluding certain items ("NIAT"), and (2) adjusted operating income margin ("OI Margin"). These measures were selected to drive profitable growth.

Maximum annual cash incentive compensation relating to the financial performance goals was capped at 200% of target and no cash incentive compensation would be earned if actual performance was less than 80% of the financial targets.

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2019 ANNUAL PROXY STATEMENT	Compensation Discussion and Analysis

Individual Performance Goals.    For each NEO, 20% of their total annual cash incentive target was tied to achievement of pre-established individual objectives and strategic initiatives. These goals, which may vary by NEO, focused on areas that provide immediate value, as well as those that are important for building future growth capability. These areas include efficiency initiatives, financial planning initiatives and goals with respect to specific businesses or functions.

Maximum annual cash incentive compensation relating to the individual performance goals was capped at 200% of target.

Fiscal 2019 Goals.    The fiscal 2019 financial performance metrics, weightings, goals and methods for calculation are presented in the tables below.

FY19 NIAT Goals
	% Attainment	NIAT	% Payout

Maximum	125.0%	$626.9	200%

> Target	1% per 1%	$501.6 - $626.77	4% increase in payout per 1% increase in attainment

Target	100.0%	$501.5	100.0%

< Target	1% per 1%	$401.3 - $501.4	3% decrease in payout per 1% decrease in attainment

Threshold	80.0%	$401.2	40%

FY19 OI Margin Goals
	% Attainment	OI Margin	% Payout

Maximum	125.0%	4.27%	200%

> Target	0.5% per 1.0 BP	3.78% - 4.26%	4% increase in payout per 1% increase in attainment

Target	100.0%	3.77%	100.0%

< Target	0.5% per 1.0 BP	3.38% - 3.76%	3% decrease in payout per 1% decrease in attainment

Threshold	80.0%	3.37%	40%

For fiscal 2019, the payout ranges that applied to the individual performance goals are presented in the table below.

Performance Level	Payout Range (as percentage of target incentive opportunity)
Below 80% of performance goal	0%
Between 80% and less than 100% of performance goal	40% - 99%
Target of 100%	100%
Between 101% and 125% of performance goal	101% - 200%
Above 125% of performance goal	200%

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2019 ANNUAL PROXY STATEMENT	Compensation Discussion and Analysis

Results & Payout.    For fiscal 2019, achievement of the financial performance goals and the percentages of target annual cash incentive earned with respect to the financial performance goals were as follows*:

Goal	Target	Actual	% of Target Achieved	Payout % of Target
NIAT ($Millions)	$501.5	$455.2	90.8%	72.3%
OI Margin	3.77%	3.56%	89.5%	68.5%

*
See Appendix A to this Proxy Statement for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures. For additional information regarding the fiscal 2019 performance of the Company, please refer to the Company's Annual Report on Form 10-K for the year ended June 29, 2019.

For fiscal 2019, achievement of the financial performance goals and individual performance goals, based on the Compensation Committee's assessment of each NEO's performance relative to their respective individual performance goals, and the annual cash incentive payout for each of the NEOs were as follows:

FY19 Annual Cash Incentives Payouts
		Financial Performance (80% Weighting)		Individual Performance (20% Weighting)		Total Incentive Payout

NEO	Target $	% of Target Earned	$ Actual	% of Target Earned	$ Actual	% of Target Earned	$ Actual
Amelio	$1,500,000	70.79%	$849,432	150%	$450,000	86.63%	$1,299,432
Liguori	$530,000	70.79%	$300,133	150%	$159,000	86.63%	$459,133
Bartolotta	$550,000	70.79%	$311,458	150%	$165,000	86.63%	$476,458
Gallagher	$565,000	70.79%	$319,953	150%	$169,500	86.63%	$489,453
Miller	$410,000	70.79%	$232,178	150%	$123,000	86.63%	$355,178

  Long-Term Incentives

For fiscal 2019, the Compensation Committee approved the NEOs participation in the Company's long-term incentive plan, whereby they were eligible to receive a mix of equity awards, to provide a strong incentive to increase shareholder value over time, align the NEOs' interests with that of the shareholders, encourage retention and ensure that a portion of long-term compensation is tied to performance relative to peer companies.

The equity awards consisted of restricted stock units ("RSUs"), stock options, and performance share units ("PSUs"), as set forth in the following table.

Equity Vehicles	% of Target Value of LTIP Award	Metrics
RSUs	25%	Time-based Vesting

Options	25%	Time-based Vesting

PSUs	50%	Performance Metrics:	Weight:

		Cumulative EPS	100%

		Relative TSR	Modifier

Target LTIP Awards.    The Compensation Committee sets each NEO's target LITP award value based on a number of factors including, benchmark data, NEO's responsibilities and duties, NEO's prior-year performance and Company performance. As a result, fiscal 2019 target LTIP award values vary among the NEOs and can vary from year to year.

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2019 ANNUAL PROXY STATEMENT	Compensation Discussion and Analysis

The fiscal 2019 LTIP awards are listed in the following table.

NEO	RSUs (#)	Stock Options (#)	PSUs (#)	Target Value of LTIP Awards ($)
Mr. Amelio	33,434	115,168	66,846	$6,500,000
Mr. Liguori	6,428	22,148	12,855	$1,250,000
Mr. Bartolotta	5,656	19,488	11,313	$1,100,000
Mr. Gallagher	6,940	23,920	13,884	$1,350,000
Ms. Miller	6,300	21,704	12,597	$1,225,000

Restricted Stock Units.    RSUs provide the NEOs the opportunity to earn shares of the Company's common stock over a stated vesting period. Each RSU is the economic equivalent of one share of the Company's common stock. When vested, the number of RSUs will be settled in a like number of shares of the Company's common stock. RSUs granted in fiscal 2019 vest in four equal installments over three-and-a-half years.

Stock Options.    Stock options provide the NEOs the opportunity to purchase a fixed number of shares of the Company's common stock at a fixed exercise price over a fixed period of time. Stock options granted in fiscal 2019 vest in four equal annual installments over a four-year period, and the vested portion can generally be exercised during a ten-year term. The exercise price is equal to the closing share price of the Company's common stock on the date of grant. Stock options provide the opportunity for compensation only if the stock price appreciates from the date of grant.

Performance Share Units.    PSUs provide the NEOs the opportunity to earn shares of the Company's common stock based on the achievement of pre-approved performance metrics over a three-year performance period. Each PSU is the economic equivalent of one share of the Company's common stock. If earned and vested, the number of PSUs will be settled in a like number of shares of the Company's common stock. PSUs granted in fiscal 2019 vest at the end of the performance period ending July 3, 2021 based on the Company's achievement of cumulative earnings per share ("Cumulative EPS") performance goals, with payout subject to a relative TSR ("rTSR") modifier. Based upon the Company's achieved Cumulative EPS and the effect of the rTSR modifier, the potential payout will range from 0% to 200% of the NEO's target number of PSUs.

The Compensation Committee selected Cumulative EPS as a measure of long-term performance because it is driven by effective profitability and balance sheet management, and is a key factor in creating shareholder value. In addition, the use of the rTSR modifier promotes a closer alignment between long-term incentive payments and shareholder returns delivered during the three-year performance period.

For purposes of the fiscal 2019 PSU awards:

  •
  "Cumulative EPS" means the sum of the Company's adjusted diluted earnings per share for the fiscal years during the PSU's performance period as reported in the Company's financial reports filed with the US Securities & Exchange Commission.

  •
  "rTSR" means the percentile rank (from zero percentile for the lowest to 100th percentile for the highest) of the Company's TSR compared to the individual TSR of each company in the S&P MidCap400 Information Technology Index over the three-year performance period.

  •
  "Total Shareholder Return" (or "TSR") means the percent calculated using the following formula: "average stock price" at the end of period minus the average stock price at the start of period plus dividends, divided by the average stock price at the start of period. The term "average stock price" means the 30-trading day average immediately before and including the start day of the performance period and the 30-trading day average immediately before and including the end day of the performance period.

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2019 ANNUAL PROXY STATEMENT	Compensation Discussion and Analysis

The Compensation Committee selected the S&P MidCap400 Information Technology Index as the comparator group because the group includes companies with whom the Company competes for investor dollars and the group's composition has shown relative stability over an extended period.

For fiscal 2019 PSUs, the financial performance metrics, goals and methods for calculation are presented in the table below:

Cumulative EPS
Cumulative EPS	<$11.00	$11.00	$13.75	$15.47	≥$17.18
Payout Percent of Target	0%	40%	100%	150%	200%

Relative TSR
Percentile Rank	≤30%ile	50%ile		≥75%ile+
Payout Percent of Target	–20%	No Adjustment		+20%

If the Company's actual Cumulative EPS or Relative TSR is between two achievement levels set forth in the table above, the percentage vesting shall be determined by linear interpolation.

PSU Earnouts for Fiscal 2019.    PSUs granted in fiscal 2017 vested to the extent earned at the end of fiscal year 2019. The design of the fiscal 2017 PSUs, goals and number of PSUs earned by each NEO are summarized in the following tables. For additional information regarding the fiscal 2017 PSUs, please refer to the Company's Proxy Statement for the Annual Shareholder Meeting on November 9, 2017.

FY17-19 PSU Design
50% of Target	Performance Metrics:	Weight of PSU Award:
Value of LTIP Award	Relative EP: Annual Relative Economic Profit over 3 years against peer group	50%

	Average ROCE: Absolute 3-year ROCE against Avnet Plan	50%

	Relative TSR Modifier: Cumulative relative 3-year TSR against peer group	+/- 20% modifier based on TSR performance applied to EP and ROCE payout factors

Relative EP Relative EP to Index	–10%	–5%	0%	+5%	+10%
Payout Percent of Target	0%	50%	100%	150%	200%

Average ROCE ROCE 3 yr average goal	<10.65%	10.65%	11.33%	11.67%	>12.00%
Payout Percent of Target	0%	40%	100%	150%	200%

Relative TSR
Percentile Rank	<30%ile		50%ile	>75%ile
Payout Percent of Target	–20%		No Adjustment	+20%

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2019 ANNUAL PROXY STATEMENT	Compensation Discussion and Analysis

Achievement of such financial performance goals and the percentages of fiscal 2017 PSUs earned with respect to the financial performance goals were as follows*:

Goal	Target	Actual	% of Target Achieved	Payout % of Target (Weighted)
Relative EP	0%	–2.9%	71.3%	35.6%
Average ROCE	11.33%	8.55%	0%	0%
TSR Modifier	50%ile	28%ile	0.8x	.08%

*
See Appendix A to this Proxy Statement for a reconciliation of non-GAAP measures to the most directly comparable GAAP measures. For additional information regarding the fiscal 2019 performance of the Company, please refer to the Company's Annual Report on Form 10-K for the year ended June 29, 2019.

For fiscal 2019, the number of fiscal 2017 PSUs earned for each of the NEOs were as follows:

NEO	PSUs (#) Earned
Mr. Amelio	16,474
Mr. Liguori(1)	0
Mr. Bartolotta	1,841
Mr. Gallagher(1)	0
Ms. Miller	3,372

(1)
Fiscal 2017 PSU awards were granted prior to when Mr. Liguori and Mr. Gallagher joined the Company.

The payout percentages for the PSU awards granted for the past five years are set forth in the following table:

Performance Period	Payout
Fiscal Years 2017 - 2019	29%
Fiscal Years 2016 - 2018	38%
Fiscal Years 2015 - 2017	45%
Fiscal Years 2014 - 2016	89%
Fiscal Years 2013 - 2015	107%

  Additional Compensation Elements

Qualified Pension Plan.    The Company provides a retirement benefit to certain employees under a tax-qualified retirement plan (the "Pension Plan"). It is a type of tax-qualified defined benefit plan commonly referred to as a cash balance plan. Cash balance plans are similar in nature to a defined contribution plan in that a participant's benefit is defined in terms of a stated account balance. As a cash balance plan, the Pension Plan provides the Company with the benefit of applying any earnings on the Plan's investments beyond the fixed return provided to participants toward the Company's future cash funding obligations. The Pension Plan, including NEO participation, is more fully described in the "Pension Benefits" section.

401(k) Plan.    The Company provides a tax-qualified defined contribution 401(k) Plan for employees after a 30-day waiting period. The plan allows eligible employees to make contributions on a pre and post-tax basis through payroll deductions up to IRS limits and invest their contributions in one or more of the 401(k) Plan investment options. New employees are automatically enrolled for a 3% pre-tax contribution, but have the ability to opt out before the effective date. The plan does not provide a Company match. Instead, the Company provides retirement contributions to eligible employees through the Pension Plan.

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2019 ANNUAL PROXY STATEMENT	Compensation Discussion and Analysis

Nonqualified Retirement Plans.    The Company provides a retirement benefit to certain employees under the following nonqualified retirement plans: (1) the restoration pension plan (the "Restoration Plan") and (2) the supplemental executive officers' retirement plan (the "SERP"). The SERP was closed to new participants effective December 31, 2011, and the Restoration Plan was adopted effective January 1, 2012. Pursuant to the terms of the Restoration Plan and the SERP, any benefit payable under the Restoration Plan reduces the benefit payable under the SERP. These plans are important retention tools in the Company's compensation program because the receipt of benefits under these plans is contingent upon the satisfaction of certain age and service requirements. Additionally, as the benefits provided under the nonqualified retirement plans are based in part on a participant's yearly cash compensation, including a participant's annual cash incentive compensation, the plans include a performance-based element. The Company balances the effectiveness of these plans as a compensation and retention tool with the cost of these plans. The SERP and Restoration Plan, including NEO participation, are more fully described in the "Pension Benefits" section.

Nonqualified Deferred Compensation Plan.    The Company maintains a nonqualified deferred compensation plan for highly compensated U.S. employees, which includes each NEO ("Elective Deferral Plan"). Under the Elective Deferral Plan, a covered employee may elect to contribute a portion of their compensation to the Plan on a pre-tax basis, in addition to the amounts allowed under the Company's 401(k) Plan. Employee contributions and any deemed investment earnings on these contributions are held under the Avnet Deferred Compensation Rabbi Trust, but are subject to the claims of general creditors of the Company. The Company does not offer preferential or above market returns on the compensation deferred under the Plan. The Elective Deferral Plan, including NEO participation, is more fully described in the "Nonqualified Deferred Compensation" section.

Executive Benefits.    The Company provides NEOs with a limited number of perquisites that the Company and the Compensation Committee believe are reasonable and consistent with the Company's overall compensation program and necessary to remain competitive. Perquisites include Company-paid travel for executives residing outside of Arizona, automobile program, and cost of annual physical exams. Costs associated with the perquisites provided by the Company are included in the "All Other Compensation" column in the Summary Compensation Table.

Change of Control Agreements.    The Company has entered into a change of control agreement with each of the NEOs. The change of control agreements are intended to encourage retention in the face of the disruptive impact of an actual or attempted change of control of the Company. The agreements are also intended to align NEOs' interests with those of the shareholders by enabling the NEOs to consider corporate transactions that are in the best interests of the shareholders and other constituents of the Company without undue concern over whether the transactions may jeopardize the NEOs' own employment. The change of control agreements do not provide for excise tax reimbursements to any of the NEOs. For more information, see "Potential Payouts Upon Termination and Change of Control" section.

Executive Severance Plan.    Each of the NEOs, except for Ms. Miller who is covered by her employment agreement, are covered under the terms of the Company's Executive Severance Plan ("Executive Severance Plan"). Under the Executive Severance Plan, if the Company terminates an NEO's employment without cause, the NEO will receive: (1) one times their annual base salary, or in the case of the CEO two times his annual base salary; (2) health care severance; and (3) the incentive payment based on the relevant performance factors in the year of termination. For purposes of the above, "cause" generally includes gross misconduct, breach of any material term of the agreement, willful breach, habitual neglect or wanton disregard of the executive's duties, or conviction of certain criminal acts. For more information, see "Potential Payouts Upon Termination and Change of Control" section.

The employment agreement for Ms. Miller does not provide for a "severance payment" in the event of a termination by the Company without cause, but is terminable by either the individual or the Company upon one-year advance written notice to the other.

Employee Stock Purchase Plan (ESPP).    The Company maintains the ESPP, which is a tax-qualified plan available to all employees of the Company and designated U.S. and Canadian subsidiaries who have been employed for at least three continuous months on the basis of at least 20 hours per week. The ESPP provides an

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2019 ANNUAL PROXY STATEMENT	Compensation Discussion and Analysis

opportunity to acquire an ownership interest in the Company through the purchase of the Company's Common Stock at a 5% discount through payroll deductions.

ADDITIONAL PRACTICES, POLICIES AND GUIDELINES

  Stock Ownership Guidelines

With a significant portion of each NEO's total compensation delivered in the form of equity-based incentives, NEOs have a substantial interest and incentive to ensure profitable growth of the Company and to drive long-term shareholder value. To further reinforce this focus, the Compensation Committee has established stock ownership guidelines for all NEOs. The guidelines provide that the NEOs are required to hold shares of the Company's Common Stock with a market value equal to a multiple of each NEO's base salary, as set forth below:

Chief Executive Officer	5x base salary
CFO, COO, Group Presidents & General Counsel	3x base salary
Other Officers	1x base salary

Shares that count towards the guidelines include shares actually owned, RSUs regardless if vested, vested PSUs and shares acquired from the exercise of stock options.

The guidelines do not provide a time frame by which ownership must be achieved. However, until the ownership level under the guidelines is met, the NEO must hold at least 50% of any net shares he or she receives upon the exercise of options or upon the delivery of any RSU or PSU awards. As of July 1, 2019, all NEOs who are subject to these guidelines satisfy these requirements.

  Hedging/Pledging Policy

The Trading Procedures for Insiders, which is part of the Company's Insider Trading Policy, expressly prohibits executive officers, including their spouses, other persons living in their household and minor children and entities over which they exercise control, from entering into hedging or monetization transactions to hedge the economic risk associated with owning the Company's securities and from holding the Company's securities in a margin account or pledging the Company's securities as collateral for loans without advance approval from the Compliance Officer.

  Recoupment Policy

Pursuant to the Company's amended Incentive Compensation Recoupment Policy, otherwise known as a clawback policy, in the event of a mandatory restatement of the Company's financial results, or in the event of misconduct by an executive officer (or if an executive officer knew or should have known about the misconduct and failed to report it to the Company) or if required by law, the Independent Directors are authorized to take action to recoup all or part of any incentive compensation received by an executive officer. For purposes of this policy, incentive compensation includes any cash or stock-based award under the Company's annual cash incentive plan or LTIP, the amount of which is determined in whole or in part upon the application of objective performance criteria or the achievement of specific financial performance targets. The policy defines misconduct as the willful commission of an illegal act, fraud, intentional misconduct or gross recklessness in the performance of an employee's duties and responsibilities. In determining whether to take action to recoup any incentive compensation received by an executive officer, the Independent Directors will take into consideration whether the executive officer engaged in the misconduct or was in a position, including in a supervisory role, to have been able to have reasonably prevented the misconduct that caused the restatement.

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2019 ANNUAL PROXY STATEMENT	Compensation Discussion and Analysis

  Equity Grant Practices

Equity award decisions are generally made at the Board or Compensation Committee's regularly scheduled meetings in August, which are generally scheduled at least one year in advance. Pursuant to the Company's equity incentive plans, the exercise price of each stock option awarded to the executive officers is the closing price of the Company's Common Stock on the date of grant. Options and other equity-based awards may be granted in connection with a new hire or a promotion, in which case awards may be granted at the Compensation Committee meeting at or about the time of hiring or promotion. Grants are made without regard to anticipated earnings or major announcements by the Company.

  Deductibility of Executive Compensation

The Compensation Committee considers the accounting and tax impacts on the Company's financial statements when establishing the amount and design of the Company's compensation programs. Historically, the Committee has considered Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which limits the tax deductibility of compensation paid by a public company to its CEO and certain other highly compensated executive officers to $1 million.

As in effect prior to December 22, 2017, Section 162(m) provided an exception to the limit on deductibility for performance-based compensation that met certain requirements. The Tax Cuts and Jobs Act of 2017, enacted on December 22, 2017, eliminated this exception for awards issued after November 2, 2017 or awards materially modified after the same date, and expanded the number of executives to which the Section 162(m) limit may apply. As a result, compensation paid to the Company's CEO and other NEOs in fiscal 2019 and thereafter is presumed to be subject to the Section 162(m) deductibility limits. However, awards that were granted prior to November 2, 2017, which were not modified in any material respect on or after such date, and which qualify as "performance-based compensation" under Section 162(m), continue to be an exception to the $1 million deduction limitation under Section 162(m), thus allowing the Company the federal tax deduction otherwise permitted for such compensation.

The Board and Compensation Committee reserve the right to award compensation to executive officers that is consistent with the Company's compensation philosophy and objectives even if it does not qualify for a tax deduction, including when necessary to comply with contractual commitments or to maintain the flexibility needed to attract talent, promote retention or recognize and reward desired performance.

|	53

2019 ANNUAL PROXY STATEMENT

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the Compensation Discussion and Analysis ("CD&A") and discussed it with management. Based on its review and discussion with management, the Committee recommended to the Board of Directors that the CD&A be included in the Company's 2019 Proxy Statement and incorporated by reference into the Company's annual report on Form 10-K. This Report is provided by the following Independent Directors, who comprise the Committee:

James A. Lawrence, Chair
Rodney C. Adkins
R. Kerry Clark
Avid Modjtabai

54	|

2019 ANNUAL PROXY STATEMENT

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth information concerning the compensation provided by the Company for the years indicated to the NEOs.

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($)(1) (e)	Option Awards ($)(2) (f)	Non-Equity Incentive Plan Compensation ($)(3) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4) (h)	All Other Compensation ($)(5) (i)	Total ($) (j)	Adjusted Total ($)* (k)
William J. Amelio	2019	1,000,000		4,654,431	1,241,511	1,299,432	190,004	52,700	8,438,078	—
Chief Executive Officer	2018	1,000,000		3,557,429	944,629	1,575,072	34,734	52,627	7,164,491	—
	2017	892,308		4,994,200	4,118,048	1,166,161	—	68,630	11,309,347	9,253,603
Thomas Liguori	2019	530,000		895,097	238,755	459,133	—	19,122	2,142,107	—
Chief Financial Officer	2018	211,538	350,000(6)	3,133,946	95,806	203,618	—	5,829	4,000,737	—
Peter G. Bartolotta	2019	550,000		787,683	210,087	476,458	82,776	61,173	2,168,171	—
President, Business	2018	550,000		782,611	207,814	643,526	17,698	58,373	2,260,022	—
Transformation	2017	380,769		396,895	1,014,735	285,588	—	49,256	2,127,243	1,222,720
Philip R. Gallagher	2019	565,000		966,627	257,858	489,453	82,394	18,838	2,380,170	—
President, Electronic	2018	515,000		782,611	207,814	551,075	27,370	20,951	2,104,821	—
Components										—
MaryAnn G. Miller	2019	540,000		877,180	233,969	355,178	300,524	18,004	2,324,855	—
SVP and	2018	540,000		746,968	198,363	479,720	236,380	19,912	2,221,343	—
Chief Administrative Officer	2017	540,000		701,783	975,521	307,511	88,177	20,216	2,633,208	1,852,028

*
For fiscal 2017, this supplemental column adjusts the amounts reported in the "Total" column by subtracting the one-time award of performance-based stock options ("PBSO's") granted pursuant to the Shareholder Value Incentive Plan. For Fiscal 2017, the amounts reported in this column differ from the amounts reported in the Total column required under SEC rules and are not a substitute for total compensation. The PBSOs vest based on the achievement of specifically identified initiatives, with 60% of the award eligible for vesting depending on achievement by December 31, 2018 and 40% eligible for vesting on June 30, 2019. Although the PBSO initiatives were not achieved by the end of calendar year 2018 under its terms and conditions, the PBSOs have not yet been canceled and the Company has included as outstanding as of the end of fiscal 2019.

(1)
Amounts shown reflect the grant date fair value of awards of RSUs and PSUs, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures and dividends expected to be paid during the vesting period. The grant date fair value of RSUs awarded to each NEO in fiscal 2019 is as follows: Mr. Amelio — $1,570,072; Mr. Liguori — $301,951; Mr. Bartolotta — $265,687; Mr. Gallagher — $326,002; and Ms. Miller — $295,939. With respect to PSUs, the grant date fair value was computed based upon the target outcome of the performance conditions as of the grant date, which was consistent with the estimates used by the Company to measure compensation cost determined as of the grant date. Assuming the target performance is achieved for PSUs awarded in fiscal 2019, the grant date fair value of the PSUs awarded to each NEO is as follows: Mr. Amelio — $3,084,359; Mr. Liguori — $593,146; Mr. Bartolotta — $521,996; Mr. Gallagher — $640,625; and Ms. Miller — $581,241. Assuming the maximum payout of PSUs granted in fiscal 2019 is achieved, the grant date fair value of such awards would be $6,168,718, $1,186,292, $1,043,992, $1,281,251, and $1,162,483 for Messrs. Amelio, Liguori, Bartolotta, Gallagher, and Ms. Miller, respectively. Such amounts may not correspond to the actual amounts that will be realized by the NEOs. Please see "Compensation Discussion and Analysis — Long-Term Incentives — PSU Earnouts for Fiscal 2019" for information on the earning of the PSUs granted for fiscal 2017.

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2019 ANNUAL PROXY STATEMENT	Compensation of Executive Officers

(2)
Amounts shown reflect the grant date fair values for stock option awards calculated using the Black-Scholes option pricing model. For fiscal 2017, this column also includes the grant date fair values for the one-time grant of PBSOs, referenced above, awarded to Mr. Amelio — $2,055,744; Mr. Bartolotta — $904,523; and Ms. Miller — $781,180. For information on the assumptions used to calculate the value of the awards, refer to Note 13 to the Company's Consolidated Financial Statements in its Annual Report on Form 10-K for the year ended June 29, 2019. The amounts included in these columns relate to awards made in the fiscal year and reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 and do not correspond to the actual amounts that will be realized by the NEOs.

(3)
Amounts shown do not correspond to the actual amounts that will be realized by the NEOs. Please see "Compensation Discussion and Analysis — Annual Cash Incentives — Results & Payout" for information on the earning of the annual cash incentive awards granted for fiscal 2019. For information on the earning of the annual cash incentive awards for fiscal 2018 and 2017, please refer to the Company's Proxy Statements for the Annual Shareholder Meetings on November 16, 2018 and November 9, 2017.

(4)
Amounts shown include the net changes in the actuarial present value of accumulated benefits under the Company's qualified and nonqualified retirement plans. For fiscal 2019, the increase in the actuarial present value of accumulated benefits under the Company's qualified plan was $22,151, $20,582, $22,352 and $38,702 for Mr. Amelio, Mr. Bartolotta, Mr. Gallagher and Ms. Miller, respectively. For fiscal 2019, the increase in the actuarial present value of accumulated benefits under the Company's nonqualified retirement plans was $167,853, $62,194, $60,042 and $261,822 for Mr. Amelio, Mr. Bartolotta, Mr. Gallagher and Ms. Miller, respectively. Only Ms. Miller and Mr. Gallagher are participants in the SERP. Since Mr. Liguori does not have the requisite amount of service, he is not a participant in either the qualified or nonqualified retirement plans at the end of fiscal 2019.

(5)
The amounts include (a) for Messrs. Amelio and Bartolotta, whose primary residences are not in Arizona, expenses associated with Company-paid travel; (b) expenses associated with the Company's automobile program for each of the NEOs; and (c) the cost of annual physical exams. Regarding the above referenced Company-paid travel, expenses were $31,276 for Mr. Amelio and $40,893 for Mr. Bartolotta. For the other NEOs, none of their perquisites and personal benefits exceeded the greater of $25,000 or 10% of the total amount of their benefits.

(6)
A one-time signing bonus paid to Mr. Liguori at the time he was hired pursuant to the terms of his letter of agreement dated December 25, 2017. If Mr. Liguori voluntarily terminates his employment or if the Company terminates his employment for "cause" within two years of his date of hire, which was January 29, 2018, then such bonus is required to be repaid to the Company.

EQUITY COMPENSATION PLAN INFORMATION

The table below sets forth certain equity compensation plan information as of June 29, 2019:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by shareholders	3,404,113(1)	$43.22(2)	5,128,362(3)

(1)
Consists of 2,004,365 shares underlying outstanding options (including PBSOs), 909,177 RSUs and 490,571 PSUs awarded but not yet vested as of the end of the fiscal year.

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2019 ANNUAL PROXY STATEMENT	Compensation of Executive Officers

(2)
The average exercise price is applicable only to the outstanding options referenced above. The RSUs and PSUs do not require consideration to be paid upon vesting.

(3)
Includes 554,866 shares available for future issuance under the Amended and Restated Avnet Employee Stock Purchase Plan.

GRANTS OF PLAN-BASED AWARDS

The following table provides information about equity and non-equity plan-based awards to the NEOs in fiscal 2019 relating to: (1) annual cash incentive awards; (2) PSUs; (3) RSUs; and (4) stock options. The actual payouts earned in fiscal 2019 under the Non-Equity Incentive Plan Awards are included in the Summary Compensation Table as are the grant date fair values associated with the awards under the Equity Incentive Plan, All Other Stock Awards and All Other Option Awards in the table below.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(#)(2)(3)			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)	Units (#)(3) (i)	Options (#)(3) (j)	Awards ($/Sh) (k)	Options Awards (l)
William J. Amelio	8/28/2018	480,000	1,500,000	3,000,000	—	—	—	—	115,168	48.62	1,241,511
	8/28/2018	—	—	—	21,391	66,846	133,692	—	—	—	3,084,359
	8/28/2018	—	—	—	—	—	—	33,424	—	—	1,570,072
Thomas Liguori	8/28/2018	169,600	530,000	1,060,000	—	—	—	—	22,148	48.62	238,755
	8/28/2018	—	—	—	4,114	12,855	25,710	—	—	—	593,146
	8/28/2018	—	—	—	—	—	—	6,428	—	—	301,951
Peter G. Bartolotta	8/28/2018	176,000	550,000	1,100,000	—	—	—	—	19,488	48.62	210,081
	8/28/2018	—	—	—	3,620	11,313	22,626	—	—	—	521,996
	8/28/2018	—	—	—	—	—	—	5,656	—	—	265,687
Philip R. Gallagher	8/28/2018	180,800	565,000	1,130,000	—	—	—	—	23,920	48.62	257,858
	8/28/2018	—	—	—	4,443	13,884	27,768	—	—	—	640,625
	8/28/2018	—	—	—	—	—	—	6,940	—	—	326,002
MaryAnn G. Miller	8/28/2018	131,200	410,000	820,000	—	—	—	—	21,704	48.62	233,969
	8/28/2018	—	—	—	4,031	12,597	25,194	—	—	—	581,241
	8/28/2018	—	—	—	—	—	—	6,300	—	—	295,939

(1)
For all the NEOs, the threshold column assumes payout of 32% of the target amount that is based on financial performance measures and no payout of the target amount based on the individual performance measures. The target column assumes that the annual incentive was paid at 100% of target for the financial and individual performance measures, as applicable. The maximum column assumes the highest amounts payable on the financial and individual performance measures, as applicable, resulting in a payout of 200% of the target amount. Achievement below the threshold would yield a payout of $0.

(2)
This column represents grants of PSUs, the payout for which is based upon the Company's actual three year cumulative adjusted diluted earnings per share versus the target, as modified by the Relative TSR during the three-year performance period. The executive is eligible to receive a percentage of the target number of shares ranging from 32% to 200% of his or her targeted number of shares.

(3)
The vesting schedules for the PSUs, RSUs and the stock option grants made in fiscal 2019 are as follows:

Type of Awards Made in Fiscal 2019	Vesting Schedule
Performance Share Units (PSUs)	vest, if at all, at the end of fiscal 2021 (July 3, 2021)
Restricted Stock Units (RSUs)	25% each on the first business day in January of 2019 through 2022
Stock Options	25% on each of the first through fourth anniversaries of the grant date

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2019 ANNUAL PROXY STATEMENT	Compensation of Executive Officers

For additional description of the terms and awards of RSUs, stock options and PSUs made in fiscal 2019, see the description of long-term incentives in the CD&A and Note 13 to the Company's Consolidated Financial Statements included in its Form 10-K for the fiscal year ended June 29, 2019.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information on the current holdings of stock options and stock awards by the NEOs as of June 29, 2019. This table includes unexercised and unearned option grants, including PBSOs, as well as unvested RSUs and PSUs with vesting conditions that have not yet been satisfied. Each equity grant is shown separately for each NEO. The vesting schedule for each grant is shown following this table, based on the option grant date or stock award date. The market value of the stock awards is based on the closing market price of the Company's Common Stock as of June 29, 2019, which was $45.27. The PSUs are subject to specified performance objectives over the performance period. The market values as of June 29, 2019 shown in columns (h) and (j) below, assume 100% achievement of these performance objectives. For additional information about the option grants and stock awards, see the description of long-term incentives in the CD&A and Note 13 to the Company's Consolidated Financial Statements included in its Form 10-K for the fiscal year ended June 29, 2019.

	Option Awards						Stock Awards

Name (a)	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (RSUs) (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (PSUs) (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
William J. Amelio	7/11/2016	98,619	—	—	38.80	7/10/2026		—	—	—	—
	1/01/2017	45,954	45,954	—	47.61	12/31/2026	1/01/2017	9,626	435,769	—	—
	1/03/2017	—	168,919	168,919	47.23	1/02/2027		—	—	—	—
	8/10/2017	28,487	85,461	—	36.80	8/09/2027	8/10/2017	16,984	768,866	67,935	3,075,417
	8/28/2018	—	115,168	—	48.62	8/27/2028	8/28/2018	25,068	1,134,828	66,846	3,026,118
Thomas Liguori	1/29/2018	2,508	7,524	—	43.47	1/28/2028	1/29/2018	52,188	2,362,551	5,751	260,348
	8/28/2018	—	22,148	—	48.62	8/27/2028	8/28/2018	4,821	218,247	12,855	581,946
Peter G. Bartolotta	10/24/2016	5,392	5,392	—	42.59	10/23/2026	10/24/2016	807	36,533	—	—
	1/03/2017	—	74,324	74,324	47.23	1/02/2027		—	—	—	—
	8/10/2017	6,267	18,801	—	36.80	8/09/2027	8/10/2017	3,736	169,129	14,946	676,605
	8/28/2018	—	19,488	—	48.62	8/27/2028	8/28/2018	4,242	192,035	11,313	512,140
Philip R. Gallagher	8/12/2010	24,184	—	—	24.41	8/11/2020		—	—	—	—
	8/11/2011	21,152	—	—	27.94	8/10/2021		—	—	—	—
	8/09/2012	23,128	—	—	32.43	8/08/2022		—	—	—	—
	8/08/2013	32,740	—	—	39.04	8/07/2023		—	—	—	—
	8/07/2014	19,532	—	—	40.88	8/06/2024		—	—	—	—
	4/24/2017	—	75,959	75,959	44.52	4/23/2027		—	—	—	—
	8/10/2017	6,267	18,801	—	36.80	8/09/2027	8/10/2017	3,736	169,129	14,946	676,605
	8/28/2018	—	23,920	—	48.62	8/27/2028	8/28/2018	5,205	235,630	13,884	628,529
MaryAnn G. Miller	8/12/2010	11,456	—	—	24.41	8/11/2020		—	—	—	—
	8/11/2011	14,104	—	—	27.94	8/10/2021		—	—	—	—
	8/09/2012	17,620	—	—	32.43	8/08/2022		—	—	—	—
	8/08/2013	15,124	—	—	39.04	8/07/2023		—	—	—	—
	8/07/2014	16,136	—	—	40.88	8/06/2024		—	—	—	—
	8/13/2015	16,503	5,501	—	42.67	8/12/2025		—	—	—	—
	8/11/2016	9,956	9,956	—	41.30	8/10/2026	8/11/2016	1,478	66,609	—	—
	1/03/2017	—	64,189	64,189	47.23	1/02/2027		—	—	—	—
	8/10/2017	5,982	17,946	—	36.80	8/09/2027	8/10/2017	3,566	161,433	14,265	645,777
	8/28/2018	—	21,704	—	48.62	8/27/2028	8/28/2018	4,725	213,901	12,597	570,266

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2019 ANNUAL PROXY STATEMENT	Compensation of Executive Officers

  Vesting schedules:

•
Stock Options (excluding PBSOs) vest in 25% annual increments commencing on the first anniversary of the grant date. The award dated July 11, 2016 to Mr. Amelio vested 100% after 6 months. Stock options typically expire the day before the tenth anniversary of the grant date.

•
PBSOs vest based on the achievement of specifically identified initiatives, with 60% of the award eligible for vesting depending on achievement by December 31, 2018 and 40% eligible for vesting on June 30, 2019. PBSOs were granted as of January 3, 2017, except for Mr. Gallagher's PBSOs which were granted as of April 24, 2017. Although the PBSO initiatives were not achieved by the end of calendar year 2018 under its terms and conditions, the PBSOs have not yet been canceled and the Company has included as outstanding as of the end of fiscal 2019.

•
RSUs vest in 25% increments commencing on the first business day in January following the grant date ("commencement date") and on the 1st, 2nd and 3rd annual anniversary of the commencement date.

•
PSUs vest, if at all, depending on whether vesting conditions are met, on the last day of the fiscal year coincident with the end of the three-year performance period.

OPTION EXERCISES AND STOCK VESTED

The following table provides information as to each of the NEOs: (1) stock option exercises during fiscal 2019, including the number of shares acquired upon exercise and the value realized, and (2) the number of shares acquired upon the vesting of stock awards in the form of RSUs and PSUs, and the value realized, each before payment of any applicable withholding tax.

	Option Awards		Stock Awards

Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
William J. Amelio	—	—	42,948	1,602,434
Thomas Liguori	—	—	19,003	678,408
Peter G. Bartolotta	—	—	5,930	219,434
Philip R. Gallagher	29,693	623,687	3,603	128,628
MaryAnn G. Miller	15,024	365,215	9,746	362,096

The value realized on vesting of stock awards includes (i) RSUs that vested on January 2, 2019 and (ii) the PSUs that vested on June 29, 2019, which covered the fiscal 2017 — fiscal 2019 performance period. The shares and value realized with respect to the RSUs is as follows: Mr. Amelio — 26,474 shares and $945,121; Mr. Liguori — 19,003 shares and $678,408; Mr. Bartolotta — 4,089 shares and $145,978; Mr. Gallagher — 3,603 shares and $128,628; and Ms. Miller — 6,374 shares and $227,553. The shares and value realized with respect to the PSUs issued is as follows: Mr. Amelio — 16,474 shares and $657,313; Mr. Bartolotta — 1,841 shares and $73,456; and Ms. Miller — 3,372 shares and $134,543.

PENSION BENEFITS

Further to the discussion of the retirement benefits in the CD&A, the Company provides a retirement benefit under a tax-qualified retirement plan, or the Pension Plan, and a retirement benefit under nonqualified retirement plans.

The Pension Plan is a type of tax-qualified defined benefit plan commonly referred to as a cash balance plan. A participant's benefit under the Pension Plan is based on the value of the participant's cash balance account, which is used for record keeping purposes and does not represent any assets of the Pension Plan segregated

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2019 ANNUAL PROXY STATEMENT	Compensation of Executive Officers

on behalf of a participant. In general, the Pension Plan defines annual earnings as a participant's base salary, commissions, royalties, annual cash incentive compensation and amounts deferred pursuant to plans described in Sections 125 or 401(k) (i.e., the 401(k) Plan) of the Code. Currently, the maximum amount of earnings on which benefits can be accrued is $280,000, which is the 2019 annual maximum established by the IRS. The Pension Plan offers participants distributions in the form of various monthly annuity payments and, in most cases, a lump sum distribution option is also available to participants who have terminated employment with the Company.

The nonqualified retirement plans consist of the Restoration Plan and the SERP. The Restoration Plan is an excess benefit plan that provides retirement income to eligible U.S. employees whose Pension Plan benefit is limited by Code limits on compensation. The Restoration Plan uses the same eligibility, vesting, formula and distribution criteria (except in cases where Code section 409A applies) found in the Pension Plan, but without considering the Code-imposed limits on the Pension Plan. The excess benefit over the Code-imposed limits in the Pension Plan is paid from the Restoration Plan.

The SERP provides for: (1) payment of a death benefit to the designated beneficiary of each participating officer who dies while he or she is an employee of the Company in an amount equal to twice the yearly earnings (including salary and cash incentive compensation) of such officer; (2) a supplemental retirement benefit payable at age 65 (if the officer has satisfied certain age and service requirements) payable monthly for two years and in a lump sum thereafter to such officer or his or her beneficiary with the total benefit equaling the present value of ten years of payments in an amount not to exceed 36% of the officer's eligible compensation, which is defined as the average of the highest two of the last five years' cash compensation prior to termination; or (3) a supplemental early retirement benefit equal to the benefit described in (2) above, except that such amount is reduced for each month prior to age 65 that the participant begins to receive the benefit.

As discussed in the CD&A, the SERP was closed to new participants effective December 31, 2011, and the Restoration Plan was adopted effective January 1, 2012. Pursuant to the terms of both plans, any benefit payable under the Restoration Plan will reduce the benefit payable under the SERP. Thus, the maximum benefit payable to vested participants in both nonqualified plans will equal the benefit payable under the SERP.

The table below shows the number of years of service credited to each such NEO, the actuarial present value of accumulated benefits payable to each of the NEOs as of the end of the fiscal year, and the payments made to each of the NEOs during the last fiscal year, if any. As noted under the Summary Compensation Table, Mr. Liguori is not yet eligible to participate in the Company's qualified or nonqualified retirement plans. Mr. Moriarty received a lump sum payout of his Pension Plan balance. The present value of the accumulated benefit was determined using interest rate assumptions consistent with those used in the Company's financial statements.

Name(2) (a)	Plan Name (b)	Number of Years Credited Service (#)(1) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
William J. Amelio	Pension Plan	1.5	41,255	—
	Restoration Plan	1.5	183,483	—
Peter G. Bartolotta	Pension Plan	1.5	38,280	—
	Restoration Plan	1.5	62,194	—
Philip R. Gallagher	Pension Plan	34.5	55,185	—
	Nonqualified Retirement Plans(3)	35.6	2,997,457	—
MaryAnn G. Miller	Pension Plan	11.5	327,839	—
	Nonqualified Retirement Plans(3)	9.7	2,349,166	—

(1)
Pursuant to the terms of the Pension Plan and Restoration Plan, an employee must wait until the next open period after his or her start date before being credited with any years of service. No participant is

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2019 ANNUAL PROXY STATEMENT	Compensation of Executive Officers

  credited with any additional years of service under the Pension Plan, Restoration Plan or the SERP beyond their actual years of service.

(2)
Mr. Liguori became eligible to participate in both the Pension Plan and Restoration Plan effective July 1, 2019.

(3)
Only Mr. Gallagher and Ms. Miller are participants in the SERP.

NONQUALIFIED DEFERRED COMPENSATION

The Company offers the Avnet Deferred Compensation Plan ("Elective Deferral Plan") for highly compensated U.S. based employees, defined as those earning $280,000 or more in target income, including all the NEOs. The Elective Deferral Plan allows these employees to contribute a portion of their income for retirement on a pre-tax basis, in addition to the amounts allowed under the Avnet 401(k) Plan. An Elective Deferral Plan participant may defer up to 50% of his or her salary and up to 100% of his or her incentive and bonus compensation earned during the plan year (regardless of when paid). Participants may choose from a selection of mutual funds and other investment vehicles in which the deferred amount is then deemed to be invested. Earnings on the amounts deferred are determined by the returns actually obtained through the "deemed investment" options and added to the account. As such, there are no "above-market" earnings. The deferred compensation and the amount earned are held under the Avnet Deferred Compensation Rabbi Trust, but are subject to the claims of general creditors of the Company. Also, the obligation to distribute the amounts according to the participants' designation is a general obligation of the Company. None of the NEOs have elected to participate in the Elective Deferral Plan in fiscal 2019. However, Mr. Gallagher is the only NEO who had elected to participate in prior fiscal years, whereby the table below provides information on his deferred compensation.

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings/ (Loss) in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Philip R. Gallagher	—	—	17,127	34,683	704,723

POTENTIAL PAYOUTS UPON TERMINATION AND CHANGE OF CONTROL

  Letter of Agreement or Employment Agreement, Severance Plan and Change of Control Agreements

Letter of Agreement or Employment Agreement.    Each of the NEOs entered into a letter of agreement with the Company, except Ms. Miller who entered into an employment agreement with the Company.

The letters of agreement for Messrs. Amelio, Bartolotta and Gallagher, which were dated prior to the adoption of the Executive Severance Plan, provided for a severance benefit. Upon the adoption of the Executive Severance Plan on August 10, 2017, the severance provisions in such letters of agreement were replaced by the Executive Severance Plan. The letter of agreement for Mr. Liguori, which was dated after the adoption of the Executive Severance Plan, provides that he is eligible to participate in the Executive Severance Plan.

Ms. Miller's employment agreement does not provide for a "severance payment" in the event of a termination by the Company without cause. Instead, the agreement is terminable by either the individual or the Company upon one-year advance written notice to the other. Per the terms of the Executive Severance Plan, Ms. Miller's employment agreement remains intact and she is not eligible to participate in the Executive Severance Plan.

Executive Severance Plan.    Each of the NEOs, except for Ms. Miller who is covered by her employment agreement, are covered under the terms of the Company's Executive Severance Plan approved on August 10, 2017. Under this plan, if the Company terminates their employment without cause: (1) the NEOs, other than Mr. Amelio as CEO, will receive one times their annual base salary plus health care severance and their

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2019 ANNUAL PROXY STATEMENT	Compensation of Executive Officers

incentive payment, which is based on the relevant performance factors in the year of termination; and (2) Mr. Amelio as CEO will receive two times his annual base salary in addition to the health care severance and incentive payment as described above. For purposes of the above, "cause" generally includes gross misconduct, breach of any material term of the agreement, willful breach, habitual neglect or wanton disregard of the executive's duties, or conviction of certain criminal acts.

Change of Control Agreements.    Each of the NEOs entered into a change of control agreement with the Company, which provides that in the event of actual or constructive termination within 24 months of a change of control, the Company must pay the NEO all accrued base salary and pro-rata incentive payments, plus 2.99 times the sum of (i) the NEO's then-current annual base salary and (ii) the NEO's target incentive compensation for the year in which such termination occurred. Further, unvested stock options shall accelerate and vest in accordance with the early vesting provisions under the applicable stock compensation plans, and all equity incentive awards granted, but not yet delivered, will be accelerated and delivered. No NEO is entitled to a tax gross-up for excise taxes related to payments made upon a change of control. The change of control agreements between the Company and the NEOs have provisions to ensure compliance with Section 409A of the Code, by deferring any payment due upon termination of employment for up to six months to the extent required by Section 409A.

Pursuant to these agreements, a constructive termination includes a material diminution in the NEO's responsibilities, a material change in the geographic location at which the NEO is primarily required to perform services for the Company, a material reduction in the NEO's base compensation or, any other action or inaction that constitutes a material breach by the Company under its employment agreement with the NEO. A change of control is defined as including the acquisition of voting or dispositive power with respect to 50% or more of the outstanding shares of the Company's Common Stock, a change in the individuals serving on the Board of Directors so that those serving on the effective date of the applicable agreement and those persons appointed by such individuals to the Board no longer constitute a majority of the Board, or the approval by shareholders of a liquidation, dissolution or sale of substantially all of the assets of the Company.

Potential Payouts upon Termination Table.    The following table sets forth the estimated payments and value of benefits that each of the NEOs would be entitled to receive under their letter of agreements, employment agreement, the Executive Severance Plan, and change of control agreements, as applicable, in the event of the termination of their employment under various scenarios. The table assumes that the termination occurred on June 29, 2019, which is the Company's fiscal year end. Since the market value of the stock awards is based on the closing market price of the Company's Common Stock as of June 29, 2019, which was $45.27, some of the stock options outstanding for the NEO's currently have no intrinsic value, as the exercise price for those options is greater than the market price.

As used in this section:

  •
  "Death" refers to the death of a NEO;

  •
  "Disability" refers to the NEO becoming permanently and totally disabled during the term of the NEO's employment;

  •
  "Company Termination Without Cause" means that the NEO is fired without cause (as defined in the employment agreement);

  •
  "Change of Control Termination" means the occurrence of both a change of control and the constructive termination of the NEO within 24 months of the change; and

  •
  "Retirement" for the purpose of determining benefit under the stock plans, means all the following: (a) age 55, (b) five years of service, (c) age plus years of service is equal to at least 65, and (d) the NEO must have signed a non-compete agreement.

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2019 ANNUAL PROXY STATEMENT	Compensation of Executive Officers

	Death ($)	Disability ($)	Company Termination w/o Cause ($)	Change of Control ($)	Retirement ($)
William J. Amelio
Severance	—	—	3,299,432	7,475,000	—
Settlement of previously vested stock options	879,350	879,350	879,350	879,350	879,350
Settlement of unvested stock options	—	—	—	723,855	—
Settlement of RSUs	2,339,463	—	—	2,339,463	—
Settlement of PSUs	3,804,762	3,804,762	—	6,847,313	—
Welfare benefits	—	—	36,081	70,141	—
Life insurance benefit	500,000	—	—	—	—
Pension	40,635	40,635	40,635	40,635	40,635
Restoration Plan	180,725	180,725	180,725	180,725	180,725
Thomas Liguori
Severance	—	—	989,133	3,169,400	—
Settlement of previously vested stock options	4,514	4,514	4,514	4,514	4,514
Settlement of unvested stock options	—	—	—	13,543	—
Settlement of RSUs	2,580,798	—	—	2,580,798	—
Settlement of PSUs	367,547	367,547	—	842,294	—
Welfare benefits	—	—	13,515	66,274	—
Life insurance benefit	500,000	—	—	—	—
Pension	—	—	—	—	—
Restoration Plan	—	—	—	—	—
Peter G. Bartolotta
Severance	—	—	1,026,458	3,289,000	—
Settlement of previously vested stock options	67,532	67,532	67,532	67,532	67,532
Settlement of unvested stock options	—	—	—	173,695	—
Settlement of RSUs	397,697	—	—	397,697	—
Settlement of PSUs	705,125	705,125	—	1,272,087	—
Welfare benefits	—	—	17,244	75,047	—
Life insurance benefit	500,000	—	—	—	—
Pension	37,483	37,483	37,483	37,483	37,483
Restoration Plan	60,898	60,898	60,898	60,898	60,898
Philip R. Gallagher
Severance	—	—	1,054,453	3,378,700	—
Settlement of previously vested stock options	1,510,802	1,510,802	1,510,802	1,510,802	1,510,802
Settlement of unvested stock options	—	159,244	159,244	159,244	159,244
Settlement of RSUs	404,759	169,129	169,129	404,759	169,129
Settlement of PSUs	660,580	676,605	676,605	1,305,134	676,605
Welfare benefits	—	—	18,040	73,758	—
Life insurance benefit	500,000	—	—	—	—
Pension	53,617	53,617	53,617	53,617	53,617
Nonqualified retirement plans	2,081,786	2,997,457	2,997,457	2,997,457	2,997,457
MaryAnn G. Miller
Severance	—	—	—	2,840,500	—
Settlement of previously vested stock options	1,007,796	1,007,796	1,007,796	1,007,796	1,007,796
Settlement of unvested stock options	—	205,831	205,831	205,831	205,831
Settlement of RSUs	442,243	228,342	228,342	442,243	228,342
Settlement of PSUs	773,257	798,427	798,427	1,368,693	798,427
Welfare benefits	—	—	—	63,041	—
Life insurance benefit	500,000	—	—	—	—
Pension	323,149	323,149	323,149	323,149	323,149
Nonqualified retirement plans	1,749,356	2,371,909	2,371,909	2,371,909	2,371,909

The employment agreement for Ms. Miller does not provide for a "severance payment" in the event of a termination by the Company without cause. For the other NEOs who are covered under the Company's Executive Severance Plan, since the assumption is they terminated as of the last day of fiscal year 2019, the

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2019 ANNUAL PROXY STATEMENT	Compensation of Executive Officers

amount included for incentive is the actual incentive they earned for the current fiscal year, which is also included in the Summary Compensation Table.

For Ms. Miller and Mr. Gallagher, the amount included with respect to the SERP is calculated based on the present value of the benefit described above relating to Pension Benefits, discounted to reflect the earliest age at which the executive can begin receiving such benefit.

Executives receiving PSUs, including each of the NEOs, would be entitled to receive a pro-rata number of performance shares in the case of death or disability and all the performance shares in the case of a change of control. The value shown for the settlement of PSUs in the table above is calculated with the assumption that the triggering event has occurred on June 29, 2019. Furthermore, the value of the PSU awards for the fiscal 2017 - fiscal 2019 performance cycle is included in the table above because, while the actual PSU payouts were not issued until Sept 2019, the PSU awards were fully vested on June 29, 2019. Additionally, the value of the PSUs covering the fiscal 2018 - fiscal 2020 and fiscal 2019 - fiscal 2021 performance periods assumes that the target number of shares is awarded to the NEOs.

The value of RSUs reflected in the table above under death and change of control equals the value of all RSUs allocated to the NEOs but not yet delivered at June 29, 2019.

Since Ms. Miller and Mr. Gallagher are retirement eligible under the applicable equity compensation plans, for unvested stock options and RSUs the amount of potential payouts to them in the event of a disability or termination by the Company without cause is the same as that under "Retirement" because the amount received upon retirement is greater than would be received upon a disability or termination without cause. Similarly, for the PSUs, the amount included above under disability and termination by the Company without cause is the same as that under Retirement, since that amount is greater.

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2019 ANNUAL PROXY STATEMENT

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, the Company is providing the following information about the relationship of the annual total compensation paid to its median employee and the annual total compensation of its CEO, Mr. Amelio. For fiscal 2019, the annual total compensation of the Company's median employee (not including the CEO) was $52,638 and the annual total compensation for the CEO was $8,438,078. Based on this information, the CEO's total compensation was 160 times that of the median employee.

As permitted, the Company intended to use the 2018 median employee for purposes of calculating the 2019 pay ratio after it was determined that there had been no changes to the employee population or employee compensation arrangements in fiscal 2019 that the Company believes would significantly affect the pay ratio disclosure and thus require identification of a new median employee. However, the 2018 median employee was no longer employed as of April 1, 2019, the date on which the Company would identify the 2019 median employee from its total employee population. Therefore, as further permitted, the Company selected another employee from its employee population as of April 1, 2019 whose compensation was substantially similar to the 2018 median employee.

The 2019 median employee's total compensation for fiscal year 2019 was calculated based on the same methodology used to determine the NEO's compensation as disclosed in the Summary Compensation Table in the Proxy Statement. Further, the CEO's total compensation for fiscal year 2019 is the amount reported in the "Total" column of the same Summary Compensation Table.

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2019 ANNUAL PROXY STATEMENT

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

RECOMMENDATION OF THE BOARD

The Board recommends that shareholders vote FOR the ratification of KPMG LLP as the Company's independent registered public accounting firm for Fiscal 2020.

DESCRIPTION OF PROPOSAL

The Audit Committee has approved the selection of KPMG LLP ("KPMG") to serve as the Company's independent registered public accounting firm for the fiscal year ending June 27, 2020.

In determining whether to reappoint the independent registered public accounting firm, the Audit Committee annually considers several factors including:

  •
  the firm's independence and objectivity;

  •
  the firm's capability and expertise in handling the breadth and complexity of the Company's global operations, including the expertise and capability of the lead audit partner;

  •
  historical and recent performance, including the extent and quality of the firm's communications with the Audit Committee, and management's views of the firm's overall performance;

  •
  data related to audit quality and performance, including recent Public Company Accounting Oversight Board inspection reports on the firm; and

  •
  the appropriateness of the firm's fees, both on an absolute basis and as compared with its peers.

For a summary of the fees that were paid to KPMG in fiscal years 2018 and 2019, please see "Principal Accounting Firm Fees."

The Company expects that representatives of KPMG will be present at the Annual Meeting. The representatives will have an opportunity to make a statement as they may desire, and will be available to respond to appropriate questions from shareholders.

VOTE REQUIRED FOR APPROVAL

For approval, this proposal requires the affirmative vote of the majority of the votes cast by the shareholders present in person or by proxy, provided a quorum is present, at the Annual Meeting. Abstentions are not counted in determining the votes cast. Brokers who hold shares of Common Stock as nominees will have discretionary authority to vote such shares if they have not received timely voting instructions from the beneficial owners.

PROXY

Unless otherwise directed by the shareholder, it is the intention of the persons named as proxies in the proxy card to vote each properly signed and returned proxy card FOR the ratification of KPMG LLP as the Company's independent registered public accounting firm for Fiscal 2020.

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2019 ANNUAL PROXY STATEMENT

PRINCIPAL ACCOUNTING FIRM FEES

The table below provides information relating to fees charged for services performed by KPMG, the Company's independent registered public accounting firm, in both fiscal 2018 and fiscal 2019. All the services described in the table were approved in conformity with the Audit Committee's pre-approval process for independent registered public accounting firm fees.

	Fiscal 2018	Fiscal 2019
Audit Fees	$5,400,000	$5,704,000
Audit-Related Fees	89,000	133,000
Tax Fees	878,000	805,000

TOTAL	$6,367,000	$6,642,000

Audit Fees.    In both fiscal years, Audit Fees consisted of fees incurred in connection with work performed by KPMG associated with the audit of the Company's consolidated financial statements, including reviews performed on the Company's Form 10-Q filings, certain statutory audits required for the Company's subsidiaries, and fees in connection with the audit of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002. Audit fees also included fees in connection with registration statements filed by the Company, including consents.

Audit-Related Fees.    In both fiscal years, Audit-Related Fees included fees in connection with certain compliance-related services.

Tax Fees.    In both fiscal years, Tax Fees consisted of fees primarily in connection with assistance with respect to global tax compliance (federal, international, state and local), tax audits and tax advice associated with organizational structure.

All services to be provided by the Company's independent registered public accounting firm are subject to pre-approval by the Audit Committee. The Audit Committee has adopted an External Auditor Scope of Services Policy ("Scope Policy"), which requires the Audit Committee's pre-approval of all services to be performed by the Company's independent registered public accounting firm. In each case, pre-approval is required either by the Audit Committee or by the Chair of the Audit Committee, who is authorized to approve individual projects up to $250,000 with the total for such projects not to exceed $500,000, and must then report them to the full Audit Committee by the next Audit Committee meeting. In fiscal 2019, as permitted by the SEC, the Audit Committee has also adopted a pre-approval policy ("Pre-Approval Policy"), whereby certain types of services up to specified cost levels have been pre-approved by the Audit Committee and approval has been delegated to management. Types of services not covered by the Pre-Approval Policy or services exceeding the pre-approved cost levels continue to be subject to pre-approval by the Audit Committee under the Scope Policy. Management provides quarterly reports to the Audit Committee regarding pre-approval requests related to the fees for projects requiring services by KPMG covered by the Scope Policy and regarding the nature and fee amounts for all pre-approved services under the Pre-Approval Policy. All services performed and related fees billed by KPMG during fiscal years 2018 and 2019 were pre-approved by the Audit Committee pursuant to regulations of the SEC.

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2019 ANNUAL PROXY STATEMENT

AUDIT COMMITTEE REPORT

The Audit Committee represents and assists the Board in fulfilling its oversight responsibilities with respect to the integrity of the Company's financial statements, the independence, qualification and performance of the Company's corporate internal audit function and its independent registered public accounting firm, and compliance with legal and regulatory requirements. The Audit Committee operates under a written charter, which sets forth its purpose, member qualifications, authority and responsibilities. The Audit Committee evaluates and assesses the effectiveness of the Audit Committee and the adequacy of its charter on an annual basis. The charter is available on the Company's website at www.ir.avnet.com/documents-charters.

The Audit Committee monitors the activities and performance of the Company's internal audit function, including scope of reviews, department staffing levels, and reporting and follow-up procedures. The Audit Committee also oversees policies with respect to risk assessment and risk management. In addition, the Audit Committee oversees the Company's internal ethics and compliance program and receives quarterly reports from the General Counsel or Chief Ethics and Compliance Officer. The Audit Committee also meets regularly with KPMG LLP, the Company's independent registered public accounting firm ("KPMG"), in executive sessions. Management has responsibility for the preparation, presentation and integrity of the Company's financial statements and the reporting process, including the system of internal controls.

The Audit Committee meets with KPMG and management to review the Company's financial results before publication of the Company's quarterly earnings press releases and the filing of the Company's quarterly reports on Form 10-Q and annual report on Form 10-K. The Audit Committee also monitors the activities and performance of KPMG, including audit scope, audit fees, auditor independence and non-audit services performed by KPMG. All services to be performed by the Company's independent registered public accounting firm are subject to pre-approval by the Audit Committee. As permitted by the SEC, the Audit Committee has approved a pre-approval policy, whereby certain types of services up to specified cost levels have been pre-approved by the Committee and approval has been delegated to management. Types of services not covered by the policy or services exceeding the pre-approved cost levels continue to be subject to pre-approval by the Audit Committee. Management provides quarterly reports to the Audit Committee on the nature and fee amounts for all such pre-approved services.

The Audit Committee has reviewed and discussed the audited financial statements for fiscal 2019 with management and KPMG. This review included a discussion with KPMG and management of the Company's accounting principles, the reasonableness of significant estimates and judgments, including disclosure of critical accounting policies, and the conduct of the audit. The Audit Committee has discussed with KPMG the matters required to be discussed under Public Company Accounting Oversight Board ("PCAOB") standards and the SEC. The Audit Committee received the written disclosures and the letter from KPMG required by the applicable requirements of the PCAOB and the Audit Committee discussed with KPMG its independence. The Audit Committee has concluded that KPMG is independent from the Company and its management. KPMG also discussed with the Audit Committee its internal quality control procedures. In reliance on this review and these discussions, and the report of KPMG, the Audit Committee has recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K for the year ended June 29, 2019, for filing with the Securities and Exchange Commission.

Michael A. Bradley, Chair	Brenda L. Freeman
Jo Ann Jenkins	Oleg Khaykin
William H. Schumann, III

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2019 ANNUAL PROXY STATEMENT

SHAREHOLDER PROPOSALS AND NOMINATIONS

In regards to the 2019 Annual Meeting, the Company did not receive a request from any shareholder that a matter be submitted to a vote at the Annual Meeting or that a Director nominee be included in the Company's 2019 proxy statement.

Under SEC rules, and pursuant to the Company's By-laws, shareholders may submit proposals that they believe should be voted on at the 2020 Annual Meeting or may recommend persons for nomination to the Board of Directors. There are several alternatives a shareholder may use and a summary of those alternatives follows.

Under Rule 14a-8 of the Exchange Act, certain shareholder proposals may be eligible to be included in the Company's 2020 proxy statement. Such shareholder proposals must be submitted, along with proof of ownership of the Company's Common Stock and other required materials, in accordance with Rule 14a-8(b) to the Company's Corporate Secretary at: Avnet, Inc., 2211 South 47th Street, Phoenix, Arizona 85034. All shareholder proposals submitted pursuant to Rule 14a-8 must be received by June 2, 2020.

For information regarding how to nominate a Director for consideration by the Corporate Governance Committee, please see "Corporate Governance — Director Nominations" in this Proxy Statement.

Alternatively, under the Company's By-laws, any shareholder wishing to appear at the 2020 Annual Meeting and submit a proposal or nominate a person as a Director candidate must submit the proposal or nomination to the Company's Corporate Secretary not earlier than May 3, 2020, and not later than June 2, 2020 and comply with the requirements of the Company's By-laws. Any such shareholder proposal or Director nomination will not appear in the Company's proxy statement.

The persons named as proxies in the proxy materials relating to the 2020 Annual Meeting will use their discretion in voting the proxies when these matters are raised at the meeting.

If notice is received by the Company after June 2, 2020, then such notice will be considered untimely. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

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2019 ANNUAL PROXY STATEMENT

DELIVERY OF DOCUMENTS TO SHAREHOLDERS WITH SAME LAST NAME AND ADDRESS

Pursuant to SEC rules, the Company is sending only a single copy of its proxy materials or Notice of Availability of Proxy Materials, as applicable, to shareholders who share the same last name and address, unless they have notified the Company that they want to continue receiving multiple copies. This practice, known as "householding," is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

Householding for bank and brokerage accounts is limited to accounts within the same bank or brokerage firm. For example, if you and your spouse share the same last name and address, and you and your spouse each have two accounts containing the Company's Common Stock at two different brokerage firms, your household will receive two copies of the Company's proxy materials, one from each brokerage firm.

If you received a householded mailing this year and you would like to have separate proxy materials mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to Investor Relations by mail to Investor Relations, 2211 South 47th Street, Phoenix, Arizona 85034 or by email to investorrelations@avnet.com. Similarly, you may also contact the Company if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

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2019 ANNUAL PROXY STATEMENT

GENERAL

Upon written request of any shareholder entitled to receive this Proxy Statement, the Company will provide, without charge, a copy of its Annual Report on Form 10-K, including the consolidated financial statements, the notes thereto and financial statement schedules, as filed with the SEC. Any such request should be addressed to the Corporate Secretary, Avnet, Inc., 2211 South 47th Street, Phoenix, Arizona 85034. This request must include a representation by the shareholder that as of September 20, 2019, the shareholder is entitled to vote at the Annual Meeting.

PLEASE SIGN, DATE AND MAIL YOUR PROXY NOW
OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET.

THE COMPANY APPRECIATES YOUR PROMPT RESPONSE!

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2019 ANNUAL PROXY STATEMENT

APPENDIX A

RECONCILIATION OF NON-GAAP MEASURES

The table below presents a reconciliation of each non-GAAP financial measure included in this Proxy Statement to the most comparable GAAP financial measure for the fiscal years 2019 through 2017.

	Fiscal Year 2019

	Operating Income	Income from Continuing Operations (net of tax)	Diluted Earnings Per Share from Continuing Operations
	(thousands except per share data)
GAAP results	$365,911	$180,111	$1.63
Restructuring, integration and other expenses	108,144	81,398	0.74
Amortization of intangible assets and other	84,257	66,271	0.60
Goodwill impairment expense	137,396	118,830	1.07
Other special charge expenses	—	452	—
Income tax adjustments	—	8,143	0.07
Total adjustments	329,797	275,094	2.48
Adjusted non-GAAP results	$695,708	$455,205	$4.11

	Fiscal Year 2018

	Operating Income	Income from Continuing Operations (net of tax)	Diluted Earnings Per Share from Continuing Operations
	(thousands except per share data)
GAAP results	$209,218	$(142,889)	$(1.19)
Restructuring, integration and other expenses	145,125	103,665	0.86
Goodwill impairment expense	181,440	181,440	1.52
Amortization of intangible assets and other	91,923	73,367	0.61
Foreign currency (gain) loss and other expenses	—	(6,268)	(0.05)
Income tax adjustments	—	218,444	1.82
Total adjustments	418,488	570,648	4.76
Adjusted non-GAAP results	627,706	427,759	3.57

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2019 ANNUAL PROXY STATEMENT	Appendix A

	Fiscal Year 2017

	Operating Income	Income from Continuing Operations (net of tax)	Diluted Earnings Per Share from Continuing Operations
	(thousands except per share data)
GAAP results	$443,697	$263,351	$2.05
Restructuring, integration and other expenses	137,415	92,012	0.73
Amortization of intangible assets and other	54,526	39,856	0.32
Acquisition related FX hedging and financing costs	—	36,739	0.28
Unrealized gain on marketable securities and other	—	(616)	(0.01)
Income tax adjustments	—	(14,695)	(0.13)
Total adjustments	191,941	153,296	1.19
Adjusted non-GAAP results	$635,638	$416,647	$3.24

The Company believes that operating income adjusted for the impact of the items identified above is a useful measure to help shareholders better assess and understand the Company's operating performance, especially when comparing results with previous periods, primarily because management views the excluded items to be outside of the Company's normal operating results or non-cash in nature. The Company analyzes operating income without the impact of these items as an indicator of ongoing margin performance and underlying trends in the business.

The Company believes income from continuing operations and diluted earnings per share from continuing operations, as adjusted for the impact of the items identified above, is a useful measure to shareholders because it provides a measure of the Company's net profitability on a more comparable basis to historical periods. Additionally, because of management's focus on generating shareholder value, of which net profitability is a primary driver, management believes income from continuing operations and diluted earnings per share from continuing operations, excluding the impact of these items, provides an important measure of the Company's net results of operations.

For a detailed description of the items adjusting the GAAP results in the table above, refer to the respective fiscal year's Annual Report on Form 10-K filed with the Securities and Exchange Commission. Any analysis of results on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

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AVNET, INC. 2211 SOUTH 47TH STREET PHOENIX, AZ 85034

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 11/18/2019 for shares held directly and by 11:59 P.M. ET on  1/14/2019 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and  annual  reports  electronically  via  e-mail  or  the  Internet.  To  sign  up  for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 11/18/2019 for shares held directly and by 11:59 P.M. ET on 11/14/2019 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees		For	Against	Abstain

1a. Rodney C. Adkins		☐	☐	☐	The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

1b. William J. Amelio		☐	☐	☐	2. Advisory vote on executive compensation.		☐	☐	☐

1c. Carlo Bozotti		☐	☐	☐	3. Ratification of appointment of KPMG LLP as the independent registered public accounting firm for the fiscal year ending June 27, 2020.		☐	☐	☐

1d. Michael A. Bradley		☐	☐	☐

1e. Brenda L. Freeman		☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

1f. Jo Ann Jenkins		☐	☐	☐

1g. Oleg Khaykin		☐	☐	☐

1h. James A. Lawrence		☐	☐	☐

1i. Avid Modjtabai		☐	☐	☐

1j. Adalio T. Sanchez		☐	☐	☐

1k. William H. Schumann III		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, November 19, 2019

7:30 a.m. (local time)

Avnet, Inc.

2211 South 47th Street

Phoenix, AZ 85034

You may vote through the Internet, by telephone or by mail.

Please read the card carefully for instructions.

However you decide to vote, your presence, in person or by proxy,

At the Annual Meeting of Shareholders is important.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com.

AVNET, INC.

This Proxy is Solicited on Behalf of the Board of Directors for the

Annual Meeting of Shareholders on November 19, 2019

The undersigned shareholder of AVNET, INC.  (the "Company")  hereby  constitutes  and  appoints Darrel  S. Jackson and Joy S. Newborg, or either of them, as proxy of the undersigned, with full power of substitution and revocation, to vote all shares of Common Stock of the Company standing in his or her name on the books of the Company at the Annual Meeting of Shareholders to be held at 7:30 a.m., local time, at Avnet, Inc., 2211 South 47th Street, Phoenix, AZ 85034, on November 19, 2019, or at any adjournment thereof, with all the powers which the undersigned would possess if personally present, as designated on the reverse side.

The undersigned hereby instructs the said proxies (i) to vote in accordance with the instructions indicated on the reverse side for each proposal, but, if no instruction is given on the reverse side, to vote FOR the election of the eleven persons named on the reverse side as directors, FOR the approval of the advisory vote on executive compensation and FOR the ratification of KPMG LLP as the independent registered public accounting firm for the fiscal year ending June 27, 2020 and (ii) to vote, in their discretion, with respect to other such matters (including matters incidental to the conduct of the meeting) as may properly come before the meeting or any postponements or adjournments thereof.

Continued and to be signed on reverse side